UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Williams-Sonoma, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

MEETING DATE:	May 22, 2009

TIME:	9:00 a.m. Pacific Time

PLACE:	Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109

ITEMS OF BUSINESS:	1) The election of our Board of Directors;

2) The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2010;

3)      A shareholder proposal recommending that the Board adopt a policy to appoint, whenever possible, an independent director who has not previously served as one of our executive officers to serve as Chairman; and

4) Such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

WHO CAN VOTE:	You may vote if you were a shareholder of record as of March 27, 2009.

DATE OF MAILING:	The Notice of Internet Availability of Proxy Materials or this notice, the Proxy Statement and the Annual Report are first being mailed to shareholders and posted on our website on or about April 9, 2009.

By Order of the Board of Directors

Seth R. Jaffe Secretary

YOUR VOTE IS IMPORTANT

Instructions for submitting your proxy are summarized in the Notice of Internet Availability of Proxy Materials, the Proxy Statement and on your proxy card. It is important that your shares be represented and voted at the Annual Meeting. Please submit your proxy through the Internet, by telephone, or mark, sign, date and promptly return the enclosed proxy card in the enclosed envelope. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

PROXY STATEMENT FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

Our Board of Directors is soliciting this Proxy Statement and the enclosed proxy card for use at our 2009 Annual Meeting of Shareholders, to be held on Friday, May 22, 2009 at 9:00 a.m. Pacific Time, and for any adjournment or postponement of the meeting. Our Annual Meeting will be held at our corporate headquarters located at 3250 Van Ness Avenue, San Francisco, California 94109. Our Annual Report to Shareholders for the fiscal year ended February 1, 2009, or fiscal 2008, including our financial statements for fiscal 2008, is also included with hard copies of this proxy statement and posted on our website at www.williams-sonomainc.com/investors/annual-reports.html. These proxy materials are first being mailed to shareholders and posted on our website on or about April 9, 2009.

What is the purpose of the Annual Meeting?

Shareholders will be asked to vote on the following matters:

1)	The election of our Board of Directors;

2)	The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2010;

3)	A shareholder proposal recommending that the Board adopt a policy to appoint, whenever possible, an independent director who has not previously served as one of our executive officers to serve as Chairman; and

4)	Such other business as may properly come before the meeting, or any adjournment or postponement of the meeting, including shareholder proposals. At this time, we do not know of any other matters to be brought before the Annual Meeting.

What is the Notice of Internet Availability of Proxy Materials?

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to all shareholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to certain of our shareholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials, or the Notice, by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

On the date of mailing of the Notice, all shareholders and beneficial owners will have the ability to access all of our proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

Who may vote?

Only shareholders of record at the close of business on March 27, 2009, the record date, are entitled to receive notice of and to vote at the Annual Meeting. Each holder of our common stock will be entitled to one vote for each share of our common stock owned as of the record date. As of the record date, there were 105,684,660 shares of our common stock outstanding and entitled to vote, and there were 475 shareholders of record, which number does not include shares held in the name of a bank or brokerage firm. We do not have any outstanding shares of preferred stock.

How do I vote?

You may vote in person at the Annual Meeting, electronically by submitting your proxy through the Internet, by telephone or by returning a hard copy of the proxy card before the Annual Meeting. Proxies properly executed, returned to us on a timely basis and not revoked will be voted in accordance with the instructions contained in the proxy. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed proxy will have discretionary authority to vote according to their best judgment.

How do I vote electronically or by telephone?

You may vote electronically by submitting your proxy through the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate your identity as a Williams-Sonoma, Inc. shareholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Specific instructions to be followed for voting through the Internet or by telephone are summarized below in this Proxy Statement, in the Notice and on the proxy card.

Shares Registered Directly in the Name of the Shareholder

If your shares are registered directly in your name in our stock records maintained by our transfer agent, Wells Fargo Shareowner Services, then you may vote your shares:

•	on the Internet at www.eproxy.com/wsm; or

•	by calling Wells Fargo Shareowner Services from within the United States at 800-560-1965.

Proxies for shares registered directly in your name that are submitted through the Internet or by telephone must be received before noon Pacific Time on Thursday, May 21, 2009.

Shares Registered in the Name of a Brokerage Firm or Bank

If your shares are held in an account at a brokerage firm or bank, you should follow the voting instructions on the Notice or the proxy card.

What if I return my proxy card directly to the company, but do not provide voting instructions?

If a signed proxy card is returned to us without any indication of how your shares should be voted, votes will be cast “FOR” the election of the directors named in this Proxy Statement, “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2010 and “AGAINST” the shareholder proposal.

What are the directions to attend the Annual Meeting and vote in person?

The following are directions to attend the Annual Meeting from various locations around the San Francisco Bay Area:

From the South Bay

Take US-101 Northbound toward San Francisco

Take the US-101 exit on the left

Keep left at the fork to continue on US-101 North

Take exit 434A to merge onto Mission Street/US-101

Turn left at US-101/South Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

From the East Bay

Take I-80 Westbound across the Bay Bridge toward San Francisco

Take exit 1B to merge onto US-101 North

Take exit 434A to merge onto Mission Street/US-101

Turn left at US-101/South Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

From the North Bay

Take US-101 Southbound across the Golden Gate Bridge toward San Francisco

Exit onto Richardson Avenue/US-101 toward Lombard Street

Continue to follow US-101

Turn left at US-101/Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

How many shares must be present to hold the Annual Meeting?

Shareholders holding a majority of our outstanding shares as of the record date must be present in person or by proxy at the Annual Meeting so that we may transact business. This is known as a quorum. Shares that are voted in person or through the Internet, telephone or signed proxy card, and abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present for purposes of determining whether there is a quorum at the Annual Meeting.

What is a broker non-vote?

The term broker non-vote refers to shares that are held of record by a broker for the benefit of the broker’s clients but that are not voted at the Annual Meeting on certain non-routine matters set forth in New York Stock Exchange, or NYSE, Rule 402.08(b) because a broker did not receive instructions from the broker’s clients on how to vote the shares and, therefore, was prohibited from voting the shares.

What is cumulative voting and when does it occur?

Cumulative voting is a system of shareholder voting to elect directors that allows a shareholder to cast all of the shareholder’s votes for a single director or multiple directors. If a shareholder requests that cumulative voting take place, then every shareholder entitled to vote may cumulate votes for director nominees, and you will be entitled to cast as many votes as are equal to the number of shares owned by you as of the record date multiplied by the number of directors to be elected. To engage in cumulative voting, a shareholder entitled to vote at the Annual Meeting must give notice of the shareholder’s intention to cumulate votes before voting begins. If that occurs, you may cumulate votes only with respect to the election of director nominees whose names were placed in nomination prior to the voting for directors. Cumulative votes may be cast for one director nominee or distributed among two or more director nominees. For example, if you owned 100 shares of our common stock as of the record date and nine directors were being elected, you would have 900 votes (100 shares multiplied by nine directors) to cast for one or more of the director nominees at the Annual Meeting.

A director elected by cumulative voting can only be removed without cause by the same cumulative voting standards.

As of the date of this Proxy Statement, we have not received notice that any shareholder has requested the ability to cumulate votes for directors.

How many votes are needed to elect directors?

The nine director nominees receiving the highest number of votes at the Annual Meeting will be elected as directors. This is called a plurality. Your proxy will be voted in accordance with your instructions. If no instructions are given, the proxy holders will vote “FOR” each of the director nominees. Since directors are elected by a plurality, broker non-votes and abstentions will have no effect on the outcome of the election.

How many votes are needed to approve Proposal 2?

Proposal 2, the ratification of the selection of our independent registered public accounting firm, requires the affirmative vote of a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting. Proxy cards marked “abstain” and broker non-votes are not counted as votes cast. Proxy cards marked “abstain” or broker non-votes will have the effect of a “NO” vote on Proposal 2 if the number of affirmative votes cast for the proposal is a majority of the votes cast but does not constitute a majority of the quorum required to transact business at the Annual Meeting.

How many votes are needed to approve Proposal 3?

Proposal 3, the shareholder proposal, requires the affirmative vote of a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting. Proxy cards marked “abstain” and broker non-votes are not counted as votes cast. Proxy cards marked “abstain” or broker non-votes will have the effect of a “NO” vote on Proposal 3 if the number of affirmative votes cast for the proposal is a majority of the votes cast but does not constitute a majority of the quorum required to transact business at the Annual Meeting.

Are there any shareholder proposals this year?

Yes. We received notice of a shareholder proposal requesting inclusion in our Proxy Statement for the Annual Meeting. Please review Proposal 3 for further information about this proposal.

We have not received notice of any shareholder proposals to be raised at the Annual Meeting that did not request inclusion in our Proxy Statement.

What if I want to change my vote(s)?

You may revoke your proxy prior to the close of voting at the Annual Meeting by any of the following methods:

•	sending written notice of revocation to our Secretary;

•	sending a signed proxy card bearing a later date to our Secretary; or

•	attending the Annual Meeting, revoking your proxy and voting in person.

What is householding?

Householding is a cost-cutting procedure used by us and approved by the SEC. Under the householding procedure, we send only one Notice or Annual Report and Proxy Statement to shareholders of record who share the same address and last name, unless one of those shareholders notifies us that the shareholder would like a separate Notice or Annual Report and Proxy Statement. A shareholder may notify us that the shareholder would like a separate Notice or Annual Report and Proxy Statement by phone at 415-421-7900 or at the following mailing address: 3250 Van Ness Avenue, San Francisco, California 94109, Attention: Annual Report Administrator. If we receive such notification that the shareholder wishes to receive a separate Notice or Annual Report and Proxy Statement, we will promptly deliver such Notice or Annual Report and Proxy Statement. A separate proxy card is included in the materials for each shareholder of record. If you wish to update your participation in householding, you may contact your broker or our mailing agent, Broadridge Investor Communications Solutions, at 800-542-1061.

What if I received more than one proxy card?

If you received more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. You must complete each proxy card in order to vote all of your shares. If you are interested in consolidating your accounts, you may contact your broker or our transfer agent, Wells Fargo Shareowner Services, at 800-468-9716.

Who pays the expenses incurred in connection with the solicitation of proxies?

We pay all of the expenses incurred in preparing, assembling and mailing the Notice or this Proxy Statement and the materials enclosed. We have retained Skinner & Company to assist in the solicitation of proxies at an estimated cost to us of $3,500. Some of our officers or employees may solicit proxies personally or by telephone or other means. None of those officers or employees will receive special compensation for such services.

PROPOSAL 1

ELECTION OF DIRECTORS

What is this proposal?

This is a proposal to elect our Board of Directors.

How many members are on our Board?

We currently have nine directors. Assuming each director nominee is elected, after the 2009 Annual Meeting, we will continue to have nine directors.

Has the Board determined which directors are independent?

The Board has determined that Adrian D.P. Bellamy, Adrian T. Dillon, Anthony A. Greener, Ted W. Hall, Michael R. Lynch, Richard T. Robertson and David B. Zenoff meet the independence requirements of our “Policy Regarding Director Independence,” which is part of our Corporate Governance Guidelines. Our Corporate Governance Guidelines are posted on our website at www.williams-sonomainc.com. Accordingly, the Board has determined that none of these director nominees has a material relationship with us and that they are independent within the meaning of the NYSE and SEC director independence standards, as currently in effect. Further, our Board committees satisfy the independence requirements of the NYSE and SEC. The Board’s independence determination was based on information provided by our director nominees and discussions among our officers and directors.

How often did our Board meet in fiscal 2008?

During fiscal 2008, our Board held a total of eight meetings. Each director who was a member of our Board during fiscal 2008 attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which such director has been a director and (ii) the total number of meetings held by all committees of the Board on which such director served during the periods that such director served.

What is our policy for director attendance at the Annual Meeting?

Our policy is that directors who are up for election at our Annual Meeting should attend the Annual Meeting. Each incumbent director who was a member of our Board at the time of our 2008 Annual Meeting attended the meeting.

How can shareholders and interested parties communicate with members of the Board?

Shareholders and all other interested parties may send written communications to the Board or to any of our directors, including non-management directors, at the following address: Secretary, Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109. All communications will be compiled by our Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.

What will happen if a nominee is unwilling or unable to serve prior to the Annual Meeting?

Our Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director. However, should a nominee become unwilling or unable to serve prior to the Annual Meeting, our Nominations and Corporate Governance Committee would recommend another person or persons to be nominated by our Board to stand for election, and your proxies would be voted for the person or persons selected by the committee.

How are the directors compensated?

Directors do not presently receive any cash compensation for their service on our Board or Board committees. As their exclusive compensation relating to Board and Board committee service, non-employee directors are awarded equity grants. During fiscal 2008, these equity grants were made in the form of restricted stock units. Directors receive dividend equivalent payments with respect to outstanding restricted stock unit awards. These restricted stock units vest on the earlier of one year from the date of grant or the day before the next regularly scheduled annual meeting. The number of restricted stock units granted will be determined by dividing the total monetary value of each award, as identified in the following table, by the closing price of our common stock on the trading day prior to the grant date:

Value of Restricted Stock Unit Awards
Initial Election to the Board	$184,000
Annual Grant for Board Service(1)	$170,000
Annual Grant to Chairperson of the Audit and Finance Committee	$41,000
Annual Grant to Chairperson of the Compensation Committee	$16,500
Annual Grant to Chairperson of the Nominations and Corporate Governance Committee	$16,500

(1)	Awarded on the date of the Annual Meeting so long as the non-employee director has been serving on the Board for at least three months.

Granting solely restricted stock units to our non-employee directors is a change from fiscal 2007, during which non-employee directors received a combination of restricted stock units and stock-settled stock appreciation rights. Compensation expense recognized with respect to the restricted stock units and stock-settled stock appreciation rights granted in fiscal 2007 are reported in the Non-Employee Director Compensation During Fiscal 2008 table below under “Stock Awards” and “Option Awards,” respectively.

In addition to the equity awards described above, we reimburse travel expenses related to attending Board, committee or our business meetings and offer discounts on our merchandise to all non-employee directors and their spouses.

The Compensation Committee has also approved a share ownership policy for non-employee directors. Each non-employee director must hold, within five years of the 2007 Annual Meeting (or within five years of joining the Board for directors elected after the 2007 Annual Meeting), a number of shares of company stock equal to at least one and one half times the number of restricted stock units that the director receives annually, excluding any restricted stock units received for service on a Board committee. The share ownership requirement may be filled by shares held outright by the director (or immediate family member in the household), shares held in trust for the benefit of the director (or immediate family member in the household), or restricted stock units held by the director.

Non-Employee Director Compensation During Fiscal 2008

The following table shows the compensation paid to our non-employee directors during fiscal 2008:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Stock Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)(4)	Total ($)
Adrian D.P. Bellamy	—	$56,208(5)	$21,856(6)	—	—	$10,323(7)(8)	$88,387
Adrian T. Dillon	—	$63,568(9)	$25,094(10)	—	—	$ 4,547(11)(12)	$93,209
Anthony A. Greener	—	$52,708(13)	$21,856(14)	—	—	$ 2,416(15)(16)	$76,980
Ted W. Hall	—	$68,083(17)	$41,588(18)	—	—	$12,729(19)(20)	$122,400
Michael R. Lynch	—	$56,208(21)	$21,856(22)	—	—	$11,425(23)(24)	$89,489
Richard T. Robertson	—	$51,267(25)	$20,237(26)	—	—	$4,096(27)(28)	$75,600
David B. Zenoff	—	$51,267(29)	$20,237(30)	—	—	$5,342(31)(32)	$76,846

(1)	Based on the compensation cost recognized in fiscal 2008 for financial statement reporting purposes as determined pursuant to Statement of Financial Accounting Standards No. 123 (Revised) or SFAS 123(R), disregarding forfeiture assumptions. The fair market value is based on the closing price of our stock on the day prior to the grant date multiplied by the number of awards issued.

(2)	Based on the compensation cost recognized in fiscal 2008 for financial statement reporting purposes as determined pursuant to SFAS 123(R), disregarding forfeiture assumptions. The fair market value assumptions used in the calculation of these amounts are included in Note I to our Consolidated Financial Statements, which is included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2009. All compensation cost reported in this column pertains to stock-settled stock appreciation rights granted during fiscal 2007, as no such awards were granted during fiscal 2008.

(3)	Includes taxable value of discount on merchandise.

(4)	Includes dividend equivalent payments made with respect to outstanding stock unit awards.

(5)	Fiscal 2008 expense associated with (i) a restricted stock unit award of 8,508 shares of common stock made on June 11, 2008, as modified on October 28, 2008 to remove a performance-based vesting criterion, with a fair value as of the modification date of $9.44 per share for an aggregate modification date fair value of $80,316, disregarding forfeiture assumptions and (ii) a restricted stock unit award of 2,300 shares of common stock made on May 16, 2007 with a fair value as of the grant date of $34.13 per share for an aggregate grant date fair value of $78,499, disregarding forfeiture assumptions.

(6)	Fiscal 2008 expense associated with a stock-settled stock appreciation right award of 6,750 shares of common stock made on May 16, 2007 at an exercise price of $34.13 per share, with a fair value as of the grant date of $11.51 per share for an aggregate grant date fair value of $77,693, disregarding forfeiture assumptions.

(7)	Includes taxable value of discount on merchandise of $7,741.

(8)	Includes dividend equivalent payments made with respect to outstanding stock unit award of $2,582.

(9)	Fiscal 2008 expense associated with (i) a restricted stock unit award of 9,625 shares of common stock made on June 11, 2008, as modified on October 28, 2008 to remove a performance-based vesting criterion, with a fair value as of the modification date of $9.44 per share for an aggregate modification date fair value of $90,860, disregarding forfeiture assumptions and (ii) a restricted stock unit award of 2,600 shares of common stock made on May 16, 2007 with a fair value as of the grant date of $34.13 per share for an aggregate grant date fair value of $88,738, disregarding forfeiture assumptions.

(10)	Fiscal 2008 expense associated with a stock-settled stock appreciation right award of 7,750 shares of common stock made on May 16, 2007 at an exercise price of $34.13 per share, with a fair value as of the grant date of $11.51 per share for an aggregate grant date fair value of $89,203, disregarding forfeiture assumptions.

(11)	Includes taxable value of discount on merchandise of $1,626.

(12)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $2,921.

(13)	Fiscal 2008 expense associated with (i) a restricted stock unit award of 7,755 shares of common stock made on June 11, 2008, as modified on October 28, 2008 to remove a performance-based vesting criterion, with a fair value as of the modification date of $9.44 per share for an aggregate modification date fair value of $73,207, disregarding forfeiture assumptions and (ii) a restricted stock unit award of 2,250 shares of common stock made on May 16, 2007 with a fair value as of the grant date of $34.13 per share for an aggregate grant date fair value of $76,793, disregarding forfeiture assumptions.

(14)	Fiscal 2008 expense associated with a stock-settled stock appreciation right award of 6,750 shares of common stock made on May 16, 2007 at an exercise price of $34.13 per share, with a fair value as of the grant date of $11.51 per share for an aggregate grant date fair value of $77,693, disregarding forfeiture assumptions.

(15)	Includes taxable value of discount on merchandise of $26.

(16)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $2,390.

(17)	Fiscal 2008 expense associated with (i) a restricted stock unit award of 7,755 shares of common stock made on June 11, 2008, as modified on October 28, 2008 to remove a performance-based vesting criterion, with a fair value as of the modification date of $9.44 per share for an aggregate modification date fair value of $73,207, disregarding forfeiture assumptions and (ii) a restricted stock unit award of 2,250 shares of common stock made on November 1, 2007 with a fair value as of the grant date of $31.44 per share for an aggregate grant date fair value of $70,740, disregarding forfeiture assumptions.

(18)	Fiscal 2008 expense associated with a stock-settled stock appreciation right award of 6,750 shares of common stock made on November 1, 2007 at an exercise price of $31.44 per share, with a fair value as of the grant date of $11.78 per share for an aggregate grant date fair value of $79,515, disregarding forfeiture assumptions.

(19)	Includes taxable value of discount on merchandise of $10,339.

(20)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $2,390.

(21)	Fiscal 2008 expense associated with (i) a restricted stock unit award of 8,508 shares of common stock made on June 11, 2008, as modified on October 28, 2008 to remove a performance-based vesting criterion, with a fair value as of the modification date of $9.44 per share for an aggregate modification date fair value of $80,316, disregarding forfeiture assumptions and (ii) a restricted stock unit award of 2,300 shares of common stock made on May 16, 2007 with a fair value as of the grant date of $34.13 per share for an aggregate grant date fair value of $78,499, disregarding forfeiture assumptions.

(22)	Fiscal 2008 expense associated with a stock-settled stock appreciation right award of 6,750 shares of common stock made on May 16, 2007 at an exercise price of $34.13 per share, with a fair value as of the grant date of $11.51 per share for an aggregate grant date fair value of $77,693, disregarding forfeiture assumptions.

(23)	Includes taxable value of discount on merchandise of $8,843.

(24)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $2,582.

(25)	Fiscal 2008 expense associated with (i) a restricted stock unit award of 7,755 shares of common stock made on June 11, 2008, as modified on October 28, 2008 to remove a performance-based vesting criterion, with a fair value as of the modification date of $9.44 per share for an aggregate modification date fair value of $73,207, disregarding forfeiture assumptions and (ii) a restricted stock unit award of 2,100 shares of common stock made on May 16, 2007 with a fair value as of the grant date of $34.13 per share for an aggregate grant date fair value of $71,673, disregarding forfeiture assumptions.

(26)	Fiscal 2008 expense associated with a stock-settled stock appreciation right award of 6,250 shares of common stock made on May 16, 2007 at an exercise price of $34.13 per share, with a fair value as of the grant date of $11.51 per share for an aggregate grant date fair value of $71,938, disregarding forfeiture assumptions.

(27)	Includes taxable value of discount on merchandise of $1,741.

(28)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $2,355.

(29)	Fiscal 2008 expense associated with (i) a restricted stock unit award of 7,755 shares of common stock made on June 11, 2008, as modified on October 28, 2008 to remove a performance-based vesting criterion, with a fair value as of the modification date of $9.44 per share for an aggregate modification date fair value of $73,207, disregarding forfeiture assumptions and (ii) a restricted stock unit award of 2,100 shares of common stock made on May 16, 2007 with a fair value as of the grant date of $34.13 per share for an aggregate grant date fair value of $71,673, disregarding forfeiture assumptions.

(30)	Fiscal 2008 expense associated with a stock-settled stock appreciation right award of 6,250 shares of common stock made on May 16, 2007 at an exercise price of $34.13 per share, with a fair value as of the grant date of $11.51 per share for an aggregate grant date fair value of $71,938, disregarding forfeiture assumptions.

(31)	Includes taxable value of discount on merchandise of $2,987.

(32)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $2,355.

Do we have a Lead Independent Director?

Yes. On February 23, 2009, the Board adopted a Lead Independent Director charter, and on March 20, 2009, the independent directors appointed Adrian Bellamy to serve as our Lead Independent Director. Mr. Bellamy will serve a one-year term in this capacity unless his term is shortened due to his departure from the Board or removal by our directors.

The Lead Independent Director’s responsibilities include presiding over all meetings of the Board at which the Chairman is not present, including executive sessions of independent directors, leading the Board’s succession planning process for our Chief Executive Officer, calling meetings of the independent directors when necessary, serving as the principal liaison between the non-employee directors and the Chairman on sensitive issues, and serving as a liaison for consultation and communication with shareholders as needed.

Does the Board hold executive sessions?

It is the Board’s policy to have a separate meeting time for independent directors, typically during the regularly scheduled Board meetings. During fiscal 2008, the executive sessions were led by the chairperson of the Nominations and Corporate Governance Committee of the Board, Michael Lynch. Executive sessions in the future will be led by our Lead Independent Director.

Are there any family or other special relationships among the director nominees and our executive officers?

No. There are no family or special relationships between any director nominee or executive officer and any other director nominee or executive officer. There are no arrangements or understandings between any director nominee or executive officer and any other person pursuant to which he or she has been or will be selected as our director and/or executive officer.

Were any incumbent directors not elected at the 2008 Annual Meeting?

No. All of the incumbent directors were elected at the 2008 Annual Meeting.

Information Regarding the Director Nominees

The following table sets forth information, as of March 27, 2009, with respect to each director nominee. Each director nominee furnished the biographical information set forth in the table.

Executive Officers:

Nominee	Director Since	Position with the Company and Recent Business Experience
W. Howard Lester Age 73	1979	• Chairman and Chief Executive Officer since July 2006 • Chairman, 1986 – 2006 • Chief Executive Officer, 1979 – 2001

Patrick J. Connolly Age 62	1983	• Executive Vice President, Chief Marketing Officer since 2000 • Executive Vice President, General Manager, Catalog, 1995 – 2000 • Director, CafePress.com since 2007

Independent Directors:

Nominee	Director Since	Position with the Company and Recent Business Experience
Adrian D.P. Bellamy Age 67	1997

•   Lead Independent Director, Chairman of the Compensation Committee and member of the Nominations and Corporate Governance Committee

•   Chairman and Director of Reckitt Benckiser plc (household, personal, health and food products) since 2003

•   Chairman and Director of The Body Shop International plc (personal care products), 2002 – 2008

•   Director, The Gap, Inc. (clothing) since 1995

Adrian T. Dillon Age 55	2005

•   Chairman of the Audit and Finance Committee

•   Executive Vice President, Finance and Administration, and Chief Financial Officer, Agilent Technologies, Inc. (technology testing and analysis solutions) since 2001

Anthony A. Greener Age 68	2007

•   Member of the Compensation Committee and the Nominations and Corporate Governance Committee

•   Chairman, The Minton Trust (charity) since 2006

•   Chairman, The Giles Trust (community services) since 2008

•   Director, WNS (Holdings) Limited (outsourcing services)
since 2007

•   Chairman, Qualifications and Curriculum Authority (education), 2002 – 2008

•   Deputy Chairman, British Telecommunications plc (telecommunications), 2000 – 2006

Ted W. Hall Age 60	2007

•   Member of the Audit and Finance Committee and the Compensation Committee

•   General Partner, Long Meadow Ranch and President, Long Meadow Ranch Winery (food and wine) since 1994

•   Managing Director, Mayacamas Associates (consulting) since 2000

•   Director, Dolby Laboratories, Inc. (entertainment products)
since 2007

•   Director, Peet’s Coffee & Tea, Inc. (coffee, tea and related products) since 2008

•   Leader and Operating Manager, McKinsey & Company (consulting), 1972 – 2000

•   Member of Shareholder Committee (McKinsey’s board of directors), McKinsey & Company, 1988 – 2000

Michael R. Lynch Age 57	2000

•   Chairman of the Nominations and Corporate Governance Committee and member of the Audit and Finance Committee

•   Senior Managing Director, GSC Group (investment advisor) since 2006

•   Advisory Board Member, GSC Group (investment advisor),
2005 – 2006

•   Managing Director, Goldman, Sachs & Co. (investment banking), 1996 – 2005

Richard T. Robertson Age 63	2000

•   Member of the Audit and Finance Committee and Compensation Committee

•   Senior Advisor, Warner Bros. Television Group (entertainment) since 2006

•   President, Warner Bros. Domestic Television Distribution (entertainment), 1989 – 2006

Nominee	Director Since	Position with the Company and Recent Business Experience
David B. Zenoff Age 71	2005

•   Member of the Nominations and Corporate Governance Committee

•   President, David B. Zenoff and Associates, Inc. (consulting) since 1973

•   Director, Depomed, Inc. (specialty pharmaceuticals) since 2007

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTORS LISTED ABOVE.

What is our Director Emeritus program, and when was it initiated?

In 2003, we initiated our Director Emeritus program for directors who have, in the opinion of the Board, provided long and meritorious service as members of the Board. Individuals who accept appointment to the position of Director Emeritus agree to provide advisory and consulting services on such business matters as the Board may determine. By standing invitation from the Board, these individuals may attend meetings of the Board, but do not vote on Board matters.

Information Regarding Directors Emeriti

The following table sets forth information, as of March 27, 2009, with respect to each Director Emeritus.

Director Emeritus	Director Emeritus Since	Position with the Company and Business Experience
Charles E. Williams Age 93	2003	• Director, 1973 – 2003 • Vice Chairman, 1986 – 2003 • Founder

James A. McMahan Age 86	2003	• Director, 1979 – 2003 • Chief Executive Officer of McMahan Furniture Stores (furniture), 1947 – 1999

What are the committees of our Board?

Our Board has the following committees, with the following members as of March 27, 2009:

Committee and Members	Functions of Committee	Number of Meetings in Fiscal 2008
Audit and Finance: Adrian T. Dillon, Chairman Ted W. Hall Michael R. Lynch Richard T. Robertson	• Assists our Board in its oversight of: the integrity of our financial statements; the qualifications, independence, retention and performance of our independent registered public accounting firm; the performance of our internal audit function; and compliance by us with legal and regulatory requirements; • Prepares the report that the SEC rules require to be included in our annual proxy statement; and • Reviews the financial impact of selected strategic initiatives, and reviews and recommends for Board approval selected financing, dividend and stock repurchase policies and plans.	10

Committee and Members	Functions of Committee	Number of Meetings in Fiscal 2008
Compensation: Adrian D.P. Bellamy, Chairman Anthony A. Greener Ted W. Hall Richard T. Robertson	• Reviews and determines our executive officers’ compensation; • Reviews and determines our general compensation goals and guidelines for our employees; • Reviews and determines our compensation policy for our non-employee directors; • Administers certain of our compensation plans and provides assistance and recommendations with respect to other compensation plans; and • Reviews the compensation discussion and analysis report that the SEC rules require to be included in our annual proxy statement.	5

Nominations and Corporate Governance: Michael R. Lynch, Chairman Adrian D.P. Bellamy Anthony A. Greener David B. Zenoff	• Reviews and recommends corporate governance policies; • Identifies and makes recommendations for nominees for director and considers criteria for selecting director candidates; • Considers shareholders’ director nominations; and • Evaluates the performance of our Chief Executive Officer and oversees the evaluation of the performance of our management and our Board.	5

Will our Nominations and Corporate Governance Committee consider nominees recommended by shareholders?

Yes. Our Nominations and Corporate Governance Committee will consider nominees recommended by shareholders, provided that such nominees are submitted pursuant to the procedures and timelines described in the “Nominations and Corporate Governance Committee Report” and “Shareholder Proposals” sections of this Proxy Statement.

Are there any disclosures relating to Compensation Committee interlocks and insider participation?

During fiscal 2008, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What is this proposal?

This is a proposal to ratify the selection of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending January 31, 2010. The Audit and Finance Committee selected Deloitte as our independent registered public accounting firm for the year ending January 31, 2010, subject to ratification by our shareholders. Although shareholder ratification of our independent registered public accounting firm is not required by law, as a matter of corporate governance, we are requesting that our shareholders ratify such selection.

What relationship does Deloitte currently have with us?

Deloitte has audited our financial statements for the last twenty-nine years. Based in part upon information provided by Deloitte, the Audit and Finance Committee determined that Deloitte is independent under applicable independence standards.

Will a Deloitte representative be present at the Annual Meeting?

A Deloitte representative will be present at the Annual Meeting and will have the opportunity to make a statement. Deloitte’s representative will be available to respond to appropriate questions.

What services did Deloitte provide in fiscal 2008?

Deloitte’s services for fiscal 2008 included:

•	The issuance of an opinion on (i) our annual consolidated financial statements, (ii) the effectiveness of our internal control and (iii) our 401(k) plan;

•	Review of our quarterly condensed consolidated financial statements; and

•	Audit services related to periodic filings made with the SEC.

In fiscal 2008, Deloitte also performed certain audit-related and tax services, and discussed certain matters with our Audit and Finance Committee, each of which is more fully described in the Audit and Finance Committee Report and the Audit and Related Fees section below.

What vote is required to approve this proposal?

To approve this proposal, a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting must vote “FOR” this proposal.

What will happen if shareholders vote against this proposal?

If shareholders vote against this proposal, we will consider interviewing other independent registered public accounting firms. There can be no assurance, however, that we will choose to appoint another independent registered public accounting firm even if this proposal is not approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2010.

PROPOSAL 3

SHAREHOLDER PROPOSAL

We have received a shareholder proposal from Amalgamated Bank’s LongView MidCap 400 Index Fund, 275 Seventh Avenue, New York, NY 10001. This shareholder held 30,391 shares of our common stock, or about 0.03% of our outstanding stock, as of January 13, 2009, the date that we received notice of the proposal. The shareholder proposal will be voted on at the 2009 Annual Meeting.

Our Board has recommended a vote AGAINST Proposal 3 for the reasons set forth after the proposal.

The shareholder proposal is quoted verbatim in italics below:

Resolutions

RESOLVED: The shareholders of Williams-Sonoma, Inc. (the “Company”) urge the board of directors to adopt a policy that, whenever possible, the chairman of the board of directors shall be an independent director who has not previously served as an executive officer of the Company. This policy should be implemented so as not to violate any contractual obligations in effect when this resolution is adopted.

For purposes of this resolution, the term “Independent Director” shall be a director who, during the preceding five years, is not or has not been:

•	employed by the Company in an executive capacity;

•	an employee, director or greater-than-20% owner of a firm that is a paid adviser or consultant to the Company;

•	employed by a significant Company customer or supplier;

•	a party to a personal services contract with the Company, as well as with the Company’s Chair, CEO or other executive officer;

•	an employee, officer or director of a foundation, university or other non-profit organization that receives the greater of $100,000 or 1% of total annual donations from the Company;

•	a relative of an executive of the Company;

•	part of an interlocking directorate in which the Company’s CEO or another executive serves on the board of another company employing that director.

Supporting Statement

The task of the board of directors is to protect shareholders’ interests by providing independent oversight of management, including the CEO. As a general matter, we believe that having a board chairman who is independent of the Company and its management is a governance practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management.

For over 20 years, Williams-Sonoma has relied upon an insider to chair the board. Corporate governance experts question whether such a structure is the most effective way for a board to monitor and evaluate management’s performance. An NACD Blue Ribbon Commission on Directors’ Professionalism recommended several years ago that an independent director should be charged with “organizing the board’s evaluation of the CEO and provide ongoing feedback; chairing executive sessions of the board; setting the agenda and leading the board in anticipating and responding to crises.” A blue-ribbon report from The Conference Board echoed that sentiment a few years later.

A number of institutional investors believe that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees’ Retirement System’s Global Principles of Accountable Corporate Governance recommends that a company’s board should generally be chaired by an independent director, as does the Council of Institutional Investors, whose definition of “independent director” is the basis for the definition in the resolution.

We thus believe that an independent director serving as chairman can help ensure the functioning of an effective board.

We urge you to vote FOR this resolution.

OPPOSITION STATEMENT OF THE BOARD OF DIRECTORS

What is this proposal?

This proposal recommends that the Board adopt a policy to appoint an independent director who has not previously served as one of our executive officers to serve as Chairman.

How does the Board recommend shareholders vote on this proposal and for what reasons?

The Board recommends you vote AGAINST this proposal for the following reasons:

•	We believe that the composition of the Board and its committees and our corporate governance structure provide effective independent oversight of management;

•

Adopting a policy requiring the Board to select an independent director as Chairman would force the Board to make a change, which we believe would not be in the best interests of the company or its shareholders at this time. In the future, selecting an independent director to serve as Chairman may or may not be in the best interests of the company and its shareholders. We believe the Board will be in the best position to make that determination; and

•	The Board has appointed a Lead Independent Director to ensure that independent directors continue to take a leadership role in carrying out the Board’s duties.

It is the opinion of the Board that our corporate governance structure, with its strong emphasis on Board independence, makes a requirement to appoint an independent director as Chairman unnecessary. Seven of the Board’s nine directors are independent under New York Stock Exchange rules and our own director independence standards. In addition, every member of each of the Board’s three committees is independent. Board members have complete access to management and outside advisors; the Chairman is not the sole source of information for the Board. The Board and each Board committee also meet regularly in executive session without management. As a result, the Board does not believe that mandating an independent Chairman is necessary to achieve effective independent oversight of management and the company.

The chairman of our Nominations and Corporate Governance Committee will continue to advise the Chairman as to the quality, quantity and timeliness of the information provided by the Company’s management in order for independent directors to effectively and responsibly perform their duties. The Lead Independent Director will preside over the regular executive sessions of the independent directors and will ensure that independent directors continue to communicate at critical times by calling meetings of the independent directors when necessary.

The Board values its flexibility to select the Chairman it considers to be best able to meet the needs of the company and its shareholders, based on the qualifications of the directors then serving on the Board. Mandating an independent Chairman would limit the Board’s ability to select the director best suited to serve as Chairman based on our circumstances at that time, and would impose an unnecessary restriction on the Board that may not be in the best interests of our company or its shareholders.

What vote is required to approve this proposal?

To approve this proposal, a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting must vote “FOR” this proposal.

What will happen if shareholders approve this proposal?

If shareholders approve this proposal, our Board will consider adopting a policy to appoint an independent director who has not served as one of our executive officers to serve as Chairman. This proposal, by its terms, is drafted as a recommendation, and its approval by the shareholders will not mandate its adoption by the Board. If this proposal is approved, there is no assurance that the Board will choose to adopt a policy to appoint an independent director who has not served as one of our executive officers to serve as Chairman.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THE APPROVAL OF A RECOMMENDATION THAT THE BOARD APPOINT AN INDEPENDENT DIRECTOR AS CHAIRMAN.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table provides certain information about our executive officers as of March 27, 2009. Our executive officers are appointed by our Board and serve at the pleasure of our Board, subject to rights, if any, under employment contracts.

Name	Position with the Company and Business Experience

W. Howard Lester Age 73	*

Laura J. Alber Age 40

•    President since 2006

•    President, Pottery Barn Brands, 2002 – 2006

•    Executive Vice President, Pottery Barn, 2000 – 2002

•    Senior Vice President, Pottery Barn Catalog and Pottery Barn Kids Retail, 1999 – 2000

Patrick J. Connolly Age 62	*

David M. DeMattei Age 52

•    Group President, Williams-Sonoma, Williams-Sonoma Home and West Elm since 2006

•    President, Emerging Brands, 2003 – 2006

•    President, North America Retail and Wholesale Divisions of Coach, Inc. (luxury goods), 1998 – 2003

•    Director, Zumiez, Inc. (specialty retail) since 2006

Seth R. Jaffe Age 52

•    Senior Vice President, General Counsel and Secretary since 2003

•    Vice President, Deputy General Counsel, 2002 – 2003

•    Senior Vice President and General Counsel of CareThere, Inc. (healthcare technology), 2000 – 2001

•    Chief Counsel, Levi Strauss & Co. (apparel), 1996 – 1999

Sharon L. McCollam Age 46

•    Executive Vice President, Chief Operating and Chief Financial Officer since 2006

•    Executive Vice President, Chief Financial Officer, 2003 – 2006

•    Senior Vice President, Chief Financial Officer, 2000 – 2003

•    Vice President, Finance, 2000

•    Chief Financial Officer of Dole Fresh Vegetables, Inc. (food products), 1996 – 2000

•    Director, Del Monte Food Co. (food products) since 2007

*	Biographical information can be found in the table under the section titled “Information Regarding the Director Nominees” within this Proxy Statement.

Executive Compensation

This table sets forth the annual and long-term compensation earned by our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers during fiscal 2008. These individuals are collectively known as our named executive officers.

Summary Compensation Table for Fiscal 2008, 2007 and 2006

Name and Principal Position	Year(1)	Salary ($)		Bonus (S)	Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)		All Other Compensation ($)(5)		Total Excluding Reversed Stock Award Expense ($)		Reversed Stock Award Expense ($)(2)		Total ($)
W. Howard Lester Chairman and Chief Executive Officer (PEO)	2008 2007 2006	$ $ $	975,000 993,750 975,000	— — —	$85,032 — —	(6)	$ $ $	1,905,747 2,981,381 264,891		— — —	<$238,669 $ 55,279 $ 23,094	>	$ $ $	700,874 479,507 366,400	$ $ $	3,427,984 4,509,917 1,629,385	<$60,153> — —	(6)	$3,367,831 $4,509,917 $1,629,385

Sharon L. McCollam	2008		$725,000	—	$971,219	(7)		$726,787		—	—			$88,330		$2,511,336	<$3,631,287>	(7)	<$1,119,951	>
Executive Vice President,	2007		$738,942	—	$1,423,878			$873,653		$200,000	—			$84,277		$3,320,750	—		$3,320,750
Chief Operating and Chief Financial Officer (PFO)	2006		$621,212	—	$1,193,509			$718,853		—	—			$60,820		$2,594,394	—		$2,594,394

Laura J. Alber	2008		$800,000	—	$971,219	(7)		$741,092		—	—			$88,078		$2,600,389	<$3,631,287>	(7)	<$1,030,898	>
President	2007		$815,385	—	$1,423,878			$765,213		$150,000	—			$84,268		$3,238,744	—		$3,238,744
	2006		$700,770	—	$1,193,509			$700,867		—	—			$58,803		$2,653,949	—		$2,653,949

Patrick J. Connolly Director and Executive Vice President, Chief Marketing Officer	2008 2007 2006	$ $ $	570,000 578,769 566,538	— — —	$28,867 — —	(8)	$ $ $	573,722 602,410 585,971	$	— 100,000 —	— — —		$ $ $	19,222 19,900 16,431	$ $ $	1,191,811 1,301,079 1,168,940	<$18,915> — —	(8)	$1,172,896 $1,301,079 $1,168,940

David M. DeMattei	2008		$675,000	—	$971,219	(7)		$804,634		—	—			$93,654		$2,544,507	<$3,631,287>	(7)	<$1,086,780	>
Group President,	2007		$687,981	—	$1,423,878			$1,127,527		$125,000	—			$84,506		$3,448,892	—		$3,448,892
Williams-Sonoma, Williams-Sonoma Home, West Elm	2006		$614,596	—	$1,193,509			$1,056,698		—	—			$59,209		$2,924,012	—		$2,924,012

(1)	The compensation reflected in the Summary Compensation Table for fiscal 2007 reflects a 53-week period.

(2)	Based on the compensation cost recognized in fiscal 2008, fiscal 2007, and fiscal 2006 for financial statement reporting purposes as determined pursuant to SFAS No. 123R, disregarding forfeiture assumptions. The fair market value is based on the closing price of our stock on the day prior to the grant date multiplied by the number of awards issued. The amount under this column for fiscal 2008 excludes the amounts disclosed under the column titled “Reversed Stock Award Expense.” See footnote 5 for a detailed explanation.

(3)	Based on the compensation cost recognized in fiscal 2008, fiscal 2007, and fiscal 2006 for financial statement reporting purposes as determined pursuant to SFAS No. 123R, disregarding forfeiture assumptions. The fair market value assumptions used in the calculation of these amounts for fiscal 2008 and fiscal 2007 are included in Note I to our Consolidated Financial Statements, which is included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2009.

(4)	Total income (loss) in the Executive Deferral Plan as shown in the “Nonqualified Deferred Compensation” table on page 24.

(5)	Details are provided in the “Other Annual Compensation from Summary Compensation Table” provided on the next page.

(6)	In October 2008, the performance criteria associated with the May 2, 2008 performance-based award was determined to no longer be probable of being achieved. As a result, we reversed all previously recorded expense of $60,153 for this award. Subsequently, the award was modified to remove the performance criteria. The original grant date fair value of $26.85 for the award was modified to $9.44. Fiscal 2008 expense recorded for this award was $85,032. Therefore, the total fiscal 2008 expense with respect to all stock awards, including the expense reversal, was $24,879. Fiscal 2008 expense for this award has been reported in the column titled “Stock Awards.” The reversed stock award expense has been reported separately, in the column titled “Reversed Stock Award Expense.” Please see the section titled “Compensation Discussion and Analysis” for further discussion about the modification of this award.

(7)	In October 2008, the performance criteria associated with the January 6, 2006 and May 2, 2008 performance-based awards were determined to no longer be probable of being achieved. As a result, we reversed all previously recorded expense of $3,631,287 for both awards. Subsequently, these awards were modified to remove the performance criteria. The original grant date fair values of $42.18 for the 2006 award and $26.85 for the 2008 award were modified to $9.44. Fiscal 2008 expense recorded for these awards was $971,219. Therefore, the total fiscal 2008 expense with respect to all stock awards, including the expense reversal, was <$2,660,068>. Fiscal 2008 expense for these awards has been reported in the column titled “Stock Awards.” The reversed stock award expense has been reported separately, in the column titled “Reversed Stock Award Expense.” Please see the section titled “Compensation Discussion and Analysis” for further discussion about the modification of these awards.

(8)	In October 2008, the performance criteria associated with the May 2, 2008 performance-based award was determined to no longer be probable of being achieved. As a result, we reversed all previously recorded expense of $18,915 for this award. Subsequently, the award was modified to remove the performance criteria. The original grant date fair value of $26.85 for the award was modified to $9.44. Fiscal 2008 expense recorded for this award was $28,867. Therefore, the total fiscal 2008 expense with respect to all stock awards, including the expense reversal, was $9,952. Fiscal 2008 expense for this award has been reported in the column titled “Stock Awards.” The reversed stock award expense has been reported separately, in the column titled “Reversed Stock Award Expense.” Please see the section titled “Compensation Discussion and Analysis” for further discussion about the modification of this award.

Other Annual Compensation from Summary Compensation Table

The following table sets forth the compensation and benefits included under “All Other Compensation” in the Summary Compensation table above.

	Year	Use of Company Aircraft(1)	Life Insurance Premiums(2)	Matching Contribution to the 401(k) Plan(3)		Car Allowance	Executive Medical Supplement(4)	Parking(5)	Dividend Equivalent Payments	Total
W. Howard Lester	2008	$675,772	$8,652	$5,750		$6,000	$2,500	$2,200	—	$700,874
	2007	$453,614	$8,818	$5,625		$6,500	$2,500	$2,450	—	$479,507
	2006	$346,575	$5,334	$4,500		$6,000	$1,591	$2,400	—	$366,400

Sharon L. McCollam	2008	—	$630	$5,750		$6,000	$2,500	$2,200	$71,250	$88,330
	2007	—	$452	$5,625		$6,500	$2,500	$2,450	$66,750	$84,277
	2006	—	$420	$4,500		$6,000	$2,500	$2,400	$45,000	$60,820

Laura J. Alber	2008	—	$378	$5,750		$6,000	$2,500	$2,200	$71,250	$88,078
	2007	—	$443	$5,625		$6,500	$2,500	$2,450	$66,750	$84,268
	2006	—	$378	$4,500		$6,000	$525	$2,400	$45,000	$58,803

Patrick J. Connolly	2008	—	$2,772	$5,750		$6,000	$2,500	$2,200	—	$19,222
	2007	—	$2,825	$5,625		$6,500	$2,500	$2,450	—	$19,900
	2006	—	$1,632	$4,500		$6,000	$1,899	$2,400	—	$16,431

David M. DeMattei	2008	—	$966	$10,738	(6)	$6,000	$2,500	$2,200	$71,250	$93,654
	2007	—	$681	$5,625		$6,500	$2,500	$2,450	$66,750	$84,506
	2006	—	$575	$4,500		$6,000	$734	$2,400	$45,000	$59,209

(1)	For personal use of our airplane. The value of personal aircraft usage reported above for each fiscal year is the aggregate incremental cost to the company (including fuel, maintenance and certain fees and expenses) as determined and published from time to time by Conklin & de Decker Associates, Inc. for each particular aircraft type utilized by the company.

(2)	Premiums paid by us for term life insurance in excess of $50,000 for each fiscal year.

(3)	Represents the maximum company matching contribution to the 401(k) plan for each fiscal year.

(4)	The company has eliminated the executive medical supplement effective January 1, 2009. For fiscal 2008 and 2007, represents the maximum executive medical supplement payable by the company. For fiscal 2006, represents the actual amount paid for executive medical supplement.

(5)	Represents the value of parking provided by the company, based on current estimated market rates. Effective January 1, 2009, the company eliminated the parking subsidy. Individual executives are now personally responsible for paying for parking on site.

(6)	Represents the maximum company matching contribution to the 401(k) plan for fiscal 2008 of $5,750 plus a minor self-correcting qualified non-elective contribution (“QNEC”) in the amount of $2,494 and a corresponding minor qualified matching contribution (“QMAC”) in the amount of $2,494 made by the company to Mr. DeMattei’s account, totaling $10,738.

Grants of Plan-Based Awards

This table sets forth certain information regarding all grants of plan-based awards made to the named executive officers during fiscal 2008.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)(3)	All Other Option Awards; Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)(1)	Maximum ($)(2)	Threshold ($)	Target ($)	Maximum ($)
W. Howard Lester	—	—	$975,000	$2,925,000	—	—	—	—	—	—	—
	05/02/2008	—	—	—	—	—	—	35,195	—	—	$332,241(5)
	11/07/2008	—	—	—	—	—	—		425,000	$8.56	$1,335,478
Sharon L. McCollam	—	—	$362,500	$2,175,000	—	—	—	—	—	—	—
	05/02/2008	—	—	—	—	—	—	17,579	—	—	$165,946(5)
	11/07/2008	—	—	—	—	—	—	—	275,000	$8.56	$864,133
Laura J. Alber	—	—	$400,000	$2,400,000	—	—	—	—	—	—	—
	05/02/2008	—	—	—	—	—	—	17,579	—	—	$165,946(5)
	11/07/2008	—	—	—	—	—	—	—	230,000	$8.56	$722,729
Patrick J. Connolly	—	—	$285,000	$1,710,000	—	—	—	—	—	—	—
	05/02/2008	—	—	—	—	—	—	14,078	—	—	$132,896(5)
	11/07/2008	—	—	—	—	—	—	—	160,000	$8.56	$502,768
David M. DeMattei	—	—	$337,500	$2,025,000	—	—	—	—	—	—	—
	05/02/2008	—	—	—	—	—	—	17,579	—	—	$165,946(5)
	11/07/2008	—	—	—	—	—	—	—	300,000	$8.56	$942,690

(1)	Target potential payment for each executive pursuant to our established incentive targets. To ensure deductibility under our shareholder-approved 2001 Incentive Bonus Plan (intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m)), the Compensation Committee specifies a performance objective in the first quarter of each fiscal year. The Committee set an earnings per share target of $1.25 as the performance objective for fiscal 2008. On March 18, 2009, the Committee certified that the performance objective was not achieved for fiscal 2008.

(2)	Maximum potential payment pursuant to our 2001 Incentive Bonus Plan is equal to three times the executive’s base salary as of February 2, 2009, the first day of fiscal 2009. To ensure deductibility under our shareholder-approved 2001 Incentive Bonus Plan (intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m)), the Compensation Committee specifies a performance objective in the first quarter of each fiscal year. The Committee set an earnings per share target of $1.25 as the performance objective for fiscal 2008. On March 18, 2009, the Committee certified that the performance objective was not achieved for fiscal 2008.

(3)	Grants of restricted stock units.

(4)	Grants of stock-settled stock appreciation rights.

(5)	The awards made on May 2, 2008 were modified on October 28, 2008 to remove a performance-based vesting criterion. The grant date fair value reflects the modification date fair market value of $9.44. Generally, the full grant date fair value is the amount that the company would expect to expense on the grant date in its financial statements over the award’s vesting schedule, disregarding forfeiture assumptions. The fair market value assumptions used in the calculation of these amounts are included in Note I to our Consolidated Financial Statements which is included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2009. Please see the section titled “Compensation Discussion and Analysis” for further discussion about the modification of these awards.

Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information regarding equity awards held by our named executive officers at February 1, 2009:

	Option Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
W. Howard Lester	—	425,000(2)	—	$8.56	11/07/2018
	400,000	—	—	$34.64	1/12/2017
	7,500	5,000(3)	—	$38.84	5/27/2015
	10,000	2,500(4)	—	$32.39	6/30/2014
	100,000	—	—	$13.66	3/27/2011
	100,000	—	—	$15.00	4/25/2010
	300,000	—	—	$9.47	3/7/2010
	200,000	—	—	$14.50	3/18/2009

Sharon L. McCollam	—	275,000(2)	—	$8.56	11/07/2018
	10,000	40,000(5)	—	$34.89	3/27/2017
	16,000	24,000(6)	—	$30.34	9/12/2016
	30,000	20,000(3)	—	$38.84	5/27/2015
	40,000	10,000(4)	—	$32.39	6/30/2014
	85,000	—	—	$21.80	4/1/2013
	30,000	—	—	$13.66	3/27/2011
	138,000	—	—	$9.50	10/9/2010

Laura J. Alber	—	230,000(2)	—	$8.56	11/07/2018
	10,000	40,000(5)	—	$34.89	3/27/2017
	16,000	24,000(6)	—	$30.34	9/12/2016
	36,000	24,000(3)	—	$38.84	5/27/2015
	40,000	10,000(4)	—	$32.39	6/30/2014
	30,000	—	—	$21.80	4/1/2013
	296,600	—	—	$13.85	3/19/2011

Patrick J. Connolly	—	160,000(2)	—	$8.56	11/07/2018
	20,000	30,000(7)	—	$40.44	3/15/2016
	24,000	16,000(3)	—	$38.84	5/27/2015
	40,000	10,000(4)	—	$32.39	6/30/2014
	20,000	—	—	$21.80	4/1/2013
	40,000	—	—	$13.66	3/27/2011
	320,000	—	—	$15.00	4/25/2010
	80,000	—	—	$9.47	3/7/2010
	80,000	—	—	$14.50	3/18/2009

David M. DeMattei	—	300,000(2)	—	$8.56	11/07/2018
	16,000	24,000(6)	—	$30.34	9/12/2016
	36,000	24,000(3)	—	$38.84	5/27/2015
	40,000	10,000(4)	—	$32.39	6/30/2014
	150,000	—	—	$28.25	6/4/2013

(1)	Includes grants of options and stock-settled stock appreciation rights.

(2)	Stock-settled stock appreciation rights vest at the rate of 25% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting dates of 11/07/2009, 11/07/2010, 11/07/2011 and 11/07/2012.

(3)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with remaining vesting dates of 5/27/2009 and 5/27/2010.

(4)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with a remaining vesting date of 6/30/2009.

(5)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with vesting dates of 3/27/2009, 3/27/2010, 3/27/2011 and 3/27/2012.

(6)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting dates of 9/12/2009, 9/12/2010 and 9/12/2011.

(7)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting dates of 3/15/2009, 3/15/2010 and 3/15/2011.

	Stock Awards
	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
W. Howard Lester	35,195(2)		$278,744	—	—
Sharon L. McCollam	17,579(2) 150,000(3)	$ $	139,226 1,188,000	—	—
Laura J. Alber	17,579(2) 150,000(3)	$ $	139,226 1,188,000	—	—
Patrick J. Connolly	14,078(2)		$111,498	—	—
David M. DeMattei	17,579(2) 150,000(3)	$ $	139,226 1,188,000	—	—

(1)	Based on a stock price of $7.92, the closing price of our common stock on January 30, 2009, the last business day of fiscal 2008.

(2)	Includes grants of restricted stock units on May 2, 2008. The restricted stock units vest in full four years following the date of grant on May 2, 2012 subject to continued service. In addition, upon vesting the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(3)	Includes grants of restricted stock units on January 6, 2006. The restricted stock units vest in two equal annual installments on January 31, 2010 and January 30, 2011. Ms. McCollam, Ms. Alber and Mr. DeMattei will receive accelerated vesting of any restricted stock units held by them in the event of a change of control. These awards will also vest in full upon the executive officer’s termination due to their death, disability or retirement after attaining age 55 and working with us for 10 years. In October 2008, these awards were modified to remove the performance criteria. As a result, these awards are no longer performance-based. See footnote 6 to the Summary Compensation Table on page 19.

Option Exercises and Stock Vested

The following table sets forth information regarding exercises and vesting of equity awards held by our named executive officers during fiscal 2008:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
W. Howard Lester	200,000	$2,557,000	—	—
Sharon L. McCollam	—	—	—	—
Laura J. Alber	—	—	—	—
Patrick J. Connolly	200,000	$2,124,000	—	—
David M. DeMattei	—	—	—	—

Pension Benefits

None of our named executive officers received any pension benefits during fiscal 2008.

Nonqualified Deferred Compensation

The following table describes nonqualified deferred compensation to our named executive officers during fiscal 2008:

	Executive Contributions in Fiscal 2008 ($)	Registrant Contributions in Fiscal 2008 ($)	Aggregate Earnings (Loss) in Fiscal 2008 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at February 1, 2009 ($)
W. Howard Lester(1)	—	—	$(238,669)	—	$284,901
Sharon L. McCollam	—	—	—	—	—
Laura J. Alber	—	—	—	—	—
Patrick J. Connolly	—	—	—	—	—
David M. DeMattei	—	—	—	—	—

(1)	Executive Deferral Plan. Participation in the plan is limited to a group of select management and highly compensated employees. Effective January 1, 2008, participants can defer up to 100% of their base salary and/or bonus, net of applicable employment and withholding taxes and subject to a minimum deferral requirement (5% of salary). Effective January 1, 2009, participants can defer up to 75% of their base salary and up to 100% of their bonus, net of applicable employment and withholding taxes and subject to a minimum deferral requirement (5% of salary). Participant accounts are not put aside in trust or any other funding vehicle and the obligations of the company to pay are simply an unsecured promise to pay in the future. Although no investments actually are held in the plan, participant accounts track investment funds chosen by the participant from a specified list, and accounts are adjusted for earnings that the investments would have accrued had the investment fund actually been held by such participant accounts. Accounts are generally distributed at termination of employment, although a participant can make an election at the time of deferral to have the distribution occur at an earlier date. A choice of quarterly installments over 5, 10 or 15 years, or a single lump sum, is available for terminations due to retirement or disability, as defined in the plan, if the account is over $25,000. All other distributions are paid as a single lump sum. The commencement of payments can be postponed, subject to advance election and minimum deferral requirements. At death, the plan may provide a death benefit funded by a life insurance policy, in addition to payment of the participant’s account.

Employment Contracts and Termination of Employment and Change-of-Control Arrangements

Laura J. Alber

We entered into an employment agreement with Laura J. Alber, currently our President, effective as of March 19, 2001 and amended as of November 11, 2008. The initial term of the agreement expired March 19, 2004 and, per its terms, automatically extends for one-year terms until Ms. Alber’s employment is terminated by her or by us. If we terminate Ms. Alber’s employment without “cause” (as defined in the agreement), or if she terminates her employment with us for “good reason” (as defined in the agreement), she will be entitled to receive (i) continuation of her base salary at the time of termination for up to one year, and (ii) outplacement services at a level commensurate with her position at no cost to her. In addition, we will pay the premiums for health coverage under COBRA for Ms. Alber and her dependents for up to 18 months or, if earlier, until Ms. Alber either commences new employment or Ms. Alber or her dependents are no longer eligible for COBRA coverage.

The following table describes the payments and/or benefits which would have been owed by us to Ms. Alber as of February 1, 2009 if her employment had been terminated in various situations.

Compensation and Benefits	For Good Reason	Involuntary Without Cause	Change-in- Control	Death	Disability
Base Salary(1)	$800,000	$800,000	—	Through date of death	$200,000(2)
Restricted Stock Units(3)	—	—	$1,188,000	$1,188,000	$1,188,000
Health Care Benefits(4)	$25,848	$25,848	—	—	—
Other Perquisites(5)	$150,000	$150,000	—	—	—

(1)	Based on Ms. Alber’s base salary as of February 1, 2009.

(2)	Payment of 13 weeks of salary.

(3)	Acceleration of vesting of 150,000 restricted stock units. Value is based on a stock price of $7.92, the closing price of our common stock on January 30, 2009, the last business day of fiscal 2008.

(4)	Based on a monthly health insurance premium of $1,436 to be paid by the company for 18 months, which is the period provided under COBRA.

(5)	Value of outplacement services based on current estimate of costs for these services.

Sharon L. McCollam

We entered into an employment agreement with Sharon L. McCollam, effective as of December 28, 2002 and amended as of November 11, 2008. She is currently Executive Vice President, Chief Operating and Chief Financial Officer. The initial term of Ms. McCollam’s agreement expired December 28, 2005, and, per its terms, automatically extends for one-year terms until Ms. McCollam’s employment is terminated by her or by us. If we terminate Ms. McCollam’s employment without “cause” (as defined in the agreement), or if Ms. McCollam terminates her employment with us for “good reason” (as defined in the agreement), she will be entitled to receive (i) continuation of her base salary at the time of termination for a period of one year plus an additional lump sum amount equal to 80% of Ms. McCollam’s base salary, and (ii) outplacement services at a level commensurate with her position at no cost to her. In addition, we will pay the premiums for health care coverage under COBRA for Ms. McCollam and her dependents for up to 18 months or, if earlier, until she either commences new employment or she and her dependents are no longer eligible for COBRA coverage.

The following table describes the payments and/or benefits which would have been owed by us to Ms. McCollam as of February 1, 2009, if her employment had been terminated in various situations.

Compensation and Benefits	For Good Reason	Involuntary Without Cause	Change-in- Control	Death	Disability
Base Salary(1)	$725,000	$725,000	—	Through date of death	$181,250(2)
Lump Sum Payment	$580,000	$580,000	—	—	—
Restricted Stock Units(3)	—	—	$1,188,000	$1,188,000	$1,188,000
Health Care Benefits(4)	$8,892	$8,892	—	—	—
Other Perquisites(5)	$150,000	$150,000	—	—	—

(1)	Based on Ms. McCollam’s base salary as of February 1, 2009.

(2)	Payment of 13 weeks of salary.

(3)	Acceleration of vesting of 150,000 restricted stock units. Value is based on a stock price of $7.92, the closing price of our common stock on January 30, 2009, the last business day of fiscal 2008.

(4)	Based on a monthly health insurance premium of $494 to be paid by the company for 18 months, which is the period provided under COBRA.

(5)	Value of outplacement services based on current estimate of costs for these services.

Restricted Stock Unit Grants

Ms. Alber, Ms. McCollam and Mr. DeMattei each received a grant of 150,000 restricted stock units in fiscal 2005. Each of these executives will receive accelerated vesting of such awards in the event of a change of control. These executive officers will also have such awards vest in full upon a termination due to their death, disability or retirement after attaining age 55 and working with us for at least 10 years. Based on a stock price of $7.92, the closing price of our common stock on January 30, 2009, each of these awards has an estimated value of $1,188,000.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis addresses:

•	the members and role of our Compensation Committee;

•	our process for determining executive compensation;

•	our executive compensation philosophy and policies;

•	our fiscal 2008 named executive officer compensation decisions; and

•	the underlying rationale for these decisions.

Who serves on the Compensation Committee?

The Compensation Committee consisted of Adrian D.P. Bellamy, Richard T. Robertson, Anthony A. Greener and Ted W. Hall during fiscal 2008. Mr. Bellamy serves as Chairman of the Compensation Committee. The Board determined that, in fiscal 2008, each member of the Compensation Committee was independent under the NYSE rules as currently in effect, was an outside director as such term is defined with respect to Section 162(m) of the Internal Revenue Code and was a non-employee director under Section 16(b) of the Securities Exchange Act of 1934. None of the committee members has ever served as an officer of the company.

How many times did the Compensation Committee meet during fiscal 2008?

The Compensation Committee held a total of five meetings during fiscal 2008, of which two were telephonic meetings. The Compensation Committee met in executive session without management present at each meeting in fiscal 2008.

What is the role of the Compensation Committee with respect to executive compensation?

The Compensation Committee administers the company’s compensation programs, including compensation arrangements and equity plans. The Compensation Committee’s role is detailed in the Compensation Committee Charter, which was amended and restated by the Board on March 15, 2006. The Compensation Committee Charter is available on the company’s website at www.williams-sonomainc.com. The Compensation Committee Charter is also available in print to any shareholder who requests it. Specifically, the Compensation Committee:

•

Reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and reviews and approves the level of compensation, including base salary, bonus, equity compensation and any other benefits or perquisites to be provided to the Chief Executive Officer based on this evaluation;

•

Reviews, makes recommendations to the Board regarding, and approves, as appropriate, compensation for executive officers other than the Chief Executive Officer. Each of the named executive officers during fiscal 2008 is listed in the Summary Compensation Table appearing in this Proxy Statement;

•	Reviews, makes recommendations to the Board regarding, and approves, as appropriate, general compensation goals and guidelines for the company’s employees; and

•	Reviews, makes recommendations to the Board regarding, and approves, as appropriate, the compensation policy for the non-employee directors of the company.

Does the Compensation Committee delegate any of its authority?

Pursuant to its charter, the Compensation Committee may form and delegate authority to subcommittees. The Compensation Committee does not delegate any of its authority with respect to executive officers and non-employee directors of the company. However, the Compensation Committee has appointed an Incentive Award Committee (previously called the Equity Award Committee) consisting of two of the company’s directors, W. Howard Lester and Patrick J. Connolly. The Compensation Committee delegated to the Incentive Award Committee the ability to grant equity awards under the company’s 2001 Long-Term Incentive Plan and cash awards to those employees who are not executive officers. Reports of equity and cash grants made by the Incentive Award Committee are included in the materials presented at the Compensation Committee’s regularly scheduled meetings.

What is management’s role in the compensation-setting process?

Although the Compensation Committee does not delegate any of its authority with respect to executive officers and non-employee directors of the company, management does play a significant role in the compensation-setting process. In particular, management assists with the following:

•	Evaluating individual executive performance against established revenue and profitability targets for the fiscal year, including business unit achievement of budget targets;

•	Establishing appropriate business performance targets and objectives for the upcoming fiscal year; and

•

Recommending salary and cash bonus levels and equity awards based on performance evaluations and a review of peer group data. Management considers the respective responsibilities of its executive officers, the current combination of pay elements for each executive and whether that combination is appropriate to provide incentives to achieve the desired results for the company. Management considers the proportion of base salary to cash bonus levels and believes that a significant portion of each executive’s total cash compensation should be at risk and payable only if the company achieves certain levels of performance. In addition, management believes that equity awards should reflect each executive’s performance for the year and align the executive’s financial reward with shareholder return. After considering these factors, management assesses whether changes are warranted and may recommend changes in the amount and type of each element of total compensation.

Management prepares meeting information for each Compensation Committee meeting and works with the Committee Chairperson to establish meeting agendas. Materials are provided to the Compensation Committee members several days in advance of each meeting. The Compensation Committee considers, but is not bound to and does not always accept, management proposals. The Chief Executive Officer also participates in Compensation Committee meetings at the invitation of the Compensation Committee to provide:

•	Background information regarding the company’s strategic objectives;

•	Evaluations of the performance of senior executive officers; and

•	Compensation recommendations as to senior executive officers (other than the Chief Executive Officer).

At certain of these meetings, the Chief Executive Officer made recommendations with respect to the compensation arrangements for other executives and with respect to the structure and terms of those officers’ target bonuses and equity-based compensation. However, the Chief Executive Officer did not participate in the portions of the meetings during which his own compensation was deliberated and established.

Does the Compensation Committee have outside advisors?

The Compensation Committee charter grants the Compensation Committee the sole authority to hire and fire outside advisors and compensation consultants. Although the company pays their fees, these advisors report directly to the Compensation Committee. Frederic W. Cook & Co., Inc., or Frederic W. Cook, has been engaged as the independent executive compensation consulting firm to assist the Compensation Committee in discharging its responsibilities from time to time. During fiscal 2008, Frederic W. Cook provided the Compensation Committee with peer group proxy and other publicly disclosed data related to named executive officers and director compensation. Frederic W. Cook also provided certain services to management, primarily related to providing market data and advice regarding general compensation trends in the retail industry and among similarly situated companies. Frederic W. Cook did not provide any specific compensation recommendations regarding the data provided to management or the Compensation Committee. The Compensation Committee may request that Frederic W. Cook attend its meetings and advise the Compensation Committee either in person or via telephone. Frederic W. Cook provided counsel to the Compensation Committee at the March 11, 2008 Compensation Committee meeting via telephone at the request of the Chairman, Adrian Bellamy.

What is the Compensation Committee’s philosophy of executive compensation?

The Compensation Committee believes that the company’s executive compensation programs should support the company’s objective of creating value for its shareholders. Accordingly, the Compensation Committee believes that executive officers and other key employees should have a significant interest in the company’s stock performance, and compensation programs should link executive compensation to shareholder value. For this reason, the Compensation Committee strives to ensure that the company’s executive officer compensation programs are designed to enable the company to attract, retain, motivate and reward highly qualified executive officers while maintaining strong and direct links between executive pay, individual performance, the company’s financial performance and shareholder returns.

One of the ways the Compensation Committee has sought to accomplish these goals is by making a significant portion of individual compensation directly dependent on the company’s achievement of financial goals, and by providing significant rewards for exceeding those goals. The Compensation Committee believes that strong financial performance, on a sustained basis, is an effective means of enhancing long-term shareholder return. There is no pre-established policy or target for the allocation between cash and non-cash compensation or short-term and long-term compensation. Rather, the appropriate level and mix of compensation is reviewed and determined on an ongoing basis, and at least annually.

How is the Compensation Committee currently implementing this philosophy given recent conditions in the retail industry?

The Compensation Committee remains committed to its philosophy and for that reason, a significant portion of the executive compensation is tied directly to our company’s performance. However, given the volatile economic conditions and the impact on the company and the retail industry as a whole, the Compensation Committee has in some cases removed requirements regarding financial goals attached to compensation that it believed were no longer achievable. The Compensation Committee took these actions because it believed that financial goals that are not achievable even with strong performance do not serve the intended purpose of motivating performance or driving increases in long-term shareholder value. In addition, the Compensation Committee strongly believes that compensation that cannot be earned would have an adverse effect on retention of the executives whose continued efforts are critical to the company’s long-term success.

In determining how to implement its executive compensation philosophy during fiscal 2008, the Compensation Committee monitored both the company’s performance against our fiscal 2008 plan and the company’s performance relative to its compensation peer group. While meeting performance goals set by the company is very important, the Compensation Committee believes that, particularly in an uncertain macro-economic environment, relative performance also is a very important component in assessing pay practices for our named executive officers. Relative performance of the company as measured against others in the home-furnishings industry serves as a gauge for measuring the impact of current macro-economic conditions on the company’s performance and the ability of our executives to effectively manage the company through this period. The company’s performance relative to the home-furnishings industry has continued to be comparable, despite the fact that the company did not perform according to its fiscal 2008 plan. In addition, the Compensation Committee concluded that management could not have foreseen the severity of the deterioration in the retail industry. The combination of these factors resulted in the Compensation Committee’s decision to remove from certain equity awards the financial goals tied to the company’s absolute performance that previously were required to be achieved for vesting.

In addition, the Compensation Committee continued named executive officer base salaries at the levels that have been in effect since fiscal 2007 and has not increased short-term incentive targets. The Compensation Committee determined that, in light of the weakening economy, it was appropriate not to increase base salaries or bonus targets, and that current levels of each, when considered with the equity awards granted to the named executive officers, would continue to provide the appropriate retention and incentive value that the Compensation Committee seeks from these arrangements. The Compensation Committee currently has no plans to increase current base or short-term compensation in fiscal 2009.

What are the components of executive compensation?

The Compensation Committee considers three major elements in the executive compensation program:

•	Base salary;

•	Annual incentive opportunities; and

•	Long-term incentives.

The Compensation Committee believes that offering the executive team a total compensation package with a strong at-risk, pay-for-performance component helps to achieve the company’s objective of creating value for its shareholders. Each of the three major elements in the executive compensation program is discussed in detail below, but in general, this means:

•	Base salaries are competitive compared with comparable public retail companies relative to similar positions to create an incentive for executives to join and remain with the company;

•

Annual incentive opportunities are based principally on the company’s overall corporate performance and the executive’s attainment of individual goals. This results in the company’s strongest performers receiving greater compensatory rewards and lesser performers receiving lower compensatory rewards. We believe the structure of our annual incentive opportunities fosters a performance-driven, pay-for-performance culture; and

•

Long-term incentives, such as equity compensation awards, are structured to encourage our executive team to work toward long-term sustained growth and success from the perspective of owners in the company and to reward executives and other key employees for maximizing long-term shareholder value and for remaining with the company.

The named executive officers also receive certain retirement and other benefits, as well as perquisites and other personal benefits. We consider these perquisites (described below), in addition to the major elements of compensation, in determining if total compensation is reasonable and not excessive.

Does the Compensation Committee compare the company’s compensation practices to those of other companies?

Yes, the Compensation Committee compares the company’s compensation practices to those of certain other companies within the retail industry. The compensation practices of other companies within the retail industry are relevant to establishing the company’s compensation programs and executive compensation for each year.

The Compensation Committee strives to ensure that the company’s total compensation packages and executive compensation are competitive. In order to achieve such goals, the Compensation Committee takes into account the relationships among base salary, short-term incentive compensation and long-term equity compensation at other companies considered to be comparable each year, collectively referred to as “comparable companies” or our “proxy peer group.”

Our proxy peer group consists of other retail companies that are “comparable” to our company in one or more significant ways: they may be specialty retailers, they may be of similar revenue size or they may compete with us for executive talent in our geographic markets. Historically, the comparable group of companies has not changed significantly. For fiscal 2008, the group of comparable companies consisted of the following 19 public retail companies: Abercrombie & Fitch, American Eagle Outfitters, Ann Taylor, Barnes & Noble, Bed Bath & Beyond, Borders Group, Cost Plus, Ethan Allen Interiors, The Gap, Limited Brands, Men’s Wearhouse, Nordstrom, Office Depot, Pier 1 Imports, PetSmart, Ross Stores, Starbucks, Talbots and Tiffany & Co. This is the same peer group of companies used for comparison purposes in fiscal 2007.

In September 2008, the Compensation Committee revised the proxy peer group based on the following criteria, which reflected the company’s profile at that time:

1.	Company Classification in the Global Sub-Industry Classification System (GICS) in one of the following:

•	Home Furnishing Retail

•	Apparel Retail

•	Department Stores

2.	Revenues between $1 billion and $12 billion

3.	Market capitalization greater than $1 billion

4.	More than 15,000 employees

Additionally, other major specialty retailers in geographic proximity to the San Francisco Bay Area were considered for inclusion in the proxy peer group.

By utilizing the criteria described above, the Compensation Committee eliminated seven companies and added three companies to the proxy peer group for fiscal 2009.

The eliminated companies and the reason(s) for elimination are below:

Company	Reason(s) for Elimination
Borders Group	Market capitalization too low
Cost Plus	Market capitalization too low
Ethan Allen Interiors	Not within defined GICS sub-industries; Revenue too low; Market capitalization too low
Office Depot	Not within defined GICS sub-industries; Revenue too high
PetSmart	Not within defined GICS sub-industries
Starbucks	Not within defined GICS sub-industries
Talbots	Market capitalization too low

The additional companies and the reason(s) for inclusion are below:

Company	Reason(s) for Inclusion
Foot Locker	Within defined GICS sub-industry, revenue, market capitalization and employee size
Gymboree	Within defined GICS sub-industry; San Francisco Bay Area specialty retailer
Saks	Within defined GICS sub-industry, revenue, market capitalization and employee size

Therefore, the revised proxy peer group for fiscal 2009 contains the following 15 public companies: Abercrombie & Fitch, American Eagle Outfitters, AnnTaylor Stores, Barnes & Noble, Bed Bath & Beyond, Foot Locker, The Gap, Gymboree, Limited Brands, Men’s Wearhouse, Nordstrom, Pier 1 Imports, Ross Stores, Saks and Tiffany & Co.

The following table, which is based on publicly available information as of March 31, 2009 as provided by Frederic W. Cook, provides a financial overview of the comparable companies to illustrate their revenues, income and market capitalization as a group relative to the company. The Compensation Committee may review additional benchmarking surveys and proxy data providing summarized data levels of base salary, target annual cash incentives, and equity-based and other long-term incentives to assess market competitiveness of our compensation programs for our named executive officers.

	Annual Net Revenue (in millions)	Annual Net Income (in millions)		Market Capitalization (in millions) (as of 1/31/09)
75th Percentile	$6,852	$289		$2,644
Mean	$5,008	$170		$2,206
Median	$3,540	$179		$1,554
25th Percentile	$2,527	<$ 11	>	$657
Williams-Sonoma, Inc.	47%	27%		33%

How are base salaries determined?

The Compensation Committee reviews the base salaries of its named executive officers against, and sets the base salaries of its named executive officers relative to, the salaries of the executives in its proxy peer group. Historically, the Compensation Committee has made changes to base salaries in the spring of each year. For fiscal 2008, this review occurred in March 2008.

The Compensation Committee believes that executive officers’ base salaries must be sufficiently competitive to attract and retain key executives, and believes targeting base salaries at or near the median among the proxy peer group generally to be appropriate to meet these objectives. Accordingly, base pay and annual increases are determined by analyzing each individual’s salary and total target compensation relative to total salary and target compensation for similar positions at comparable companies and through a subjective recommendation made by the Chief Executive Officer based on each executive’s experience and past and anticipated contributions to the company’s success. In determining executive base salaries, the Compensation Committee also considers overall company performance and performance relative to the home furnishings industry.

At the beginning of fiscal 2008, the Chief Executive Officer reviewed the performance of the named executive officers, assessing individual and business unit performance against the expectations set at the beginning of fiscal 2007. The Chief Executive Officer also reviewed proxy peer group data and additional market survey data, as deemed relevant, to assess the market competitiveness of the current base salary of each named executive officer. While the Chief Executive Officer believed that the named executive officers were performing well, the overall company results did not meet his expectations. Moreover, after a review of the base salaries of the named executive officers relative to proxy peer group and market survey data, the Chief Executive Officer determined that the base salary of each named executive officer was above the 50th percentile at each position, and the current level of base pay for each was competitive. As a result, the Chief Executive Officer recommended no annual merit increases or adjustments to the base salaries of the named executive officers for fiscal 2008. In light of this recommendation and the expected continued weakness of the overall retail industry, the Compensation Committee made no changes to the executives’ base salaries in fiscal 2008. For the same reasons, the Compensation Committee made no changes to the base salaries of the named executive officers for fiscal 2009 at its Committee meeting held on March 18, 2009 and currently does not intend to make any changes for fiscal 2009.

Were annual incentive bonuses awarded to named executive officers for fiscal 2008?

No. Annual incentive bonuses were not awarded to our named executive officers for fiscal 2008 under or outside of the 2001 Incentive Bonus Plan. This is discussed in further detail below.

How are the parameters for annual incentive bonuses determined?

Annual incentives are set based on a variety of factors tailored to assist the company in driving performance as well as retention.

The company promotes strong performance by rewarding executive officers, including the named executive officers, for achieving specific performance objectives with an annual cash bonus paid through the company’s 2001 Incentive Bonus Plan (the “Bonus Plan”) or, in some cases, through discretionary bonuses granted outside of the Bonus Plan. The company pays bonuses under the Bonus Plan only when the company meets or exceeds a specific objective established by the Compensation Committee.

The shareholder-approved Bonus Plan is intended to qualify annual incentives as deductible performance-based compensation under Internal Revenue Code Section 162(m), which otherwise restricts our ability to deduct certain executive compensation in excess of $1,000,000 per executive per year. In accordance with Internal Revenue Code rules, the Bonus Plan payout criteria are specified by the Compensation Committee in the first quarter of each fiscal year. For fiscal 2008, the Bonus Plan limited the maximum payout to each executive to three times the executive’s base salary as of February 4, 2008, the first day of fiscal 2008. The Compensation Committee has historically set target incentive levels (“target bonuses”) for each executive well below this level.

Under the Bonus Plan, the Compensation Committee generally sets a primary, critical performance goal. If this goal is not met, no bonuses are payable under the Bonus Plan. If this performance goal is met, maximum bonuses become available under the Bonus Plan for each named executive officer and, to the extent paid, are fully deductible to the company. For fiscal 2008, the Compensation Committee established the primary performance goal for the Bonus Plan as annual earnings of $1.25 per share. Although maximum bonuses would be available if this goal was met, the Compensation Committee did not expect to pay maximum bonuses or even target bonuses if only this goal was met. The Compensation Committee is permitted, and fully expected, to apply negative discretion in determining the actual amount, if any, to be paid to any named executive officer.

Why did the Compensation Committee choose earnings per share as the primary performance goal under the Bonus Plan?

The Compensation Committee chose earnings per share as the primary performance goal for fiscal 2008 because it believes that earnings per share is the most significant measure of performance and most closely aligned to long-term shareholder value. The achievability of the goal was deemed substantially uncertain for purposes of Internal Revenue Code Section 162(m) because it was based on profitability. When the primary earnings per share objective for fiscal 2008 was first established, it was thought to be reasonably attainable based upon the company’s historic and expected levels of profitability. However, the company was not able to predict the depth of the weakening macro-economic environment we are now experiencing and its impact on the retail industry. As a result, the earnings per share goal for fiscal 2008 was not achieved.

How does the Compensation Committee apply negative discretion?

To assist in guiding its use of negative discretion, the Compensation Committee establishes secondary performance goals which, if achieved at target levels, are expected to result in payment of target bonuses. For fiscal 2008, these secondary goals included an additional, higher earnings per share goal. The Compensation Committee expected to pay bonuses at target levels only if the secondary, higher earnings per share goal was fully met. The Compensation Committee may deviate from the guidelines, but may never increase bonuses under the Bonus Plan above the maximum payout amounts that become available as a result of the achievement of the primary performance goal.

For a fiscal year during which the primary performance goal is achieved, the Compensation Committee then decides how (or if) to apply its negative discretion to reduce bonuses from the maximum available under the Bonus Plan. In doing so, the Compensation Committee evaluates performance against the additional secondary goals, company performance against the business plan approved by the Board in the first fiscal quarter and individual performance.

Individual performance is assessed by the Chief Executive Officer and takes into account achievement of individual goals and objectives. Achievement of objectives that increase shareholder return or that are determined by the Chief Executive Officer to significantly impact future shareholder return are significant factors in the Chief Executive Officer’s subjective performance assessment. The Compensation Committee believes that achieving individual goals and objectives is important to the overall success of the company and will adjust bonuses paid to reflect performance in these areas. For example, if the company or the executive officer fails to fully meet some or all of the company or individual objectives, the award may be significantly reduced or even eliminated. Conversely, if the objectives are overachieved, awards may be subject to lesser or no reduction.

In determining final bonus amounts, if any, the Compensation Committee verifies the company’s actual earnings for each performance period, reviews management’s recommendation for the resulting aggregate bonus awards and approves an aggregate award amount. The Compensation Committee also reviews and approves the individual bonuses payable, if any, to each of the company’s executive officers. The Chief Executive Officer approves the bonuses for all other eligible employees below the executive officer level. The Compensation Committee decides the bonus amount, if any, for the Chief Executive Officer in an executive session.

Is the primary performance goal for fiscal 2009 also related to earnings?

Yes, the primary performance goal for fiscal 2009 under the Bonus Plan also relates to an earnings goal. Even in difficult and challenging economic times, the Compensation Committee believes that earnings remain a key indicator of overall performance. The Compensation Committee also set supplemental performance goals to guide its use of negative discretion.

What were the target bonus amounts for fiscal 2008 and fiscal 2009?

At its March 11, 2008 meeting, the Compensation Committee established the incentive targets under the Bonus Plan for each named executive officer for fiscal 2008. The target bonuses were set after a review of the respective responsibilities of the named executive officers, the bonus targets set by our comparable companies, the current combinations of pay elements for each named executive officer and whether such combinations were appropriate to provide incentives for achievement of desired results for the company. In light of the expected continued weakness of the retail industry, the Compensation Committee did not raise target bonuses as a percentage of base salaries for the named executive officers over the levels that had been in effect for fiscal 2007. The base salary, together with the target bonus (together, “total cash compensation”), for the named executive officers, was relatively close to the 50th percentile of target total cash compensation for similarly situated executive officers at comparable companies.

In March 2009, a similar process was undertaken by the Compensation Committee to establish fiscal 2009 target bonuses for all of the named executive officers, including the Chief Executive Officer. After a review of the respective responsibilities of the named executive officers, the current combinations of pay elements for each named executive officer and whether such combinations were appropriate to create incentives to achieve desired results for the company, the Compensation Committee determined that target bonuses as a percentage of base salary would remain the same for the named executive officers, including our Chief Executive Officer, in fiscal 2009 as in fiscal 2008.

The target bonuses under the Bonus Plan for fiscal 2008 and fiscal 2009 are listed below for each named executive officer:

Named Executive Officer	Fiscal 2008 Target Bonus (as a Percentage of Base Salary)	Fiscal 2009 Target Bonus (as a Percentage of Base Salary)	Actual Fiscal 2008 Bonus (as a Percentage of Base Salary)
W. Howard Lester	100%	100%	0%
Sharon L. McCollam	50%	50%	0%
Laura J. Alber	50%	50%	0%
Patrick J. Connolly	50%	50%	0%
David M. DeMattei	50%	50%	0%

Why were no annual incentives awarded for fiscal 2008?

As noted above, no bonuses were awarded to our named executive officers for fiscal 2008 under or outside of the Bonus Plan.

Under the shareholder-approved Bonus Plan, no amount was payable for fiscal 2008 unless the primary performance goal was achieved. During fiscal 2008, the company was negatively impacted throughout the year by the weakening general macro-economic environment and its impact on the retail industry. We have been operating in one of the most challenging macro-economic environments in many years. The retail sector has declined significantly, beyond our expectations at the time the earnings per share goal was set. As a result of this and other factors, the fiscal 2008 primary performance goal of annual earnings of $1.25 per share was not achieved. Under the terms of the Bonus Plan, no bonuses were payable under the Bonus Plan for fiscal 2008.

The Compensation Committee has discretion to award bonuses outside of the Bonus Plan if it believes doing so is appropriate or meets the company’s compensation goals. Despite strong performance in very challenging conditions, the Compensation Committee determined not to award any discretionary bonuses to our named executive officers for fiscal 2008.

In making its decision, the Compensation Committee evaluated company performance and the individual performance of the named executive officers. The Chief Executive Officer made recommendations to the Compensation Committee based on his subjective assessment of each executive’s performance relative to their roles and areas of responsibility. The Compensation Committee discussed the Chief Executive Officer’s recommendations at the meeting and concurred that business conditions in general and the company’s financial results for the year dictated against awarding discretionary bonuses at this time.

How is long-term incentive compensation determined in general?

The third primary component of the company’s executive compensation program consists of long-term equity compensation awards. The Compensation Committee continues to believe that equity compensation awards are important for motivating executive officers and other employees to increase shareholder value over the long term.

The equity awards granted to named executive officers are designed to be competitive with those offered by comparable companies for each named executive officer’s job level, e.g., between the 50th and 75th percentile of our comparable companies, to reflect the Chief Executive Officer and Compensation Committee’s assessment of such executive’s on-going contributions to the company, to create an incentive for such executives to remain with the company, and to provide a long-term incentive to help the company achieve its financial and strategic objectives.

In fiscal 2008, the Compensation Committee granted restricted stock units (“RSUs”) and stock-settled stock appreciation rights (“SSARs”) to all of the named executive officers as shown in the “Grants of Plan-Based Awards” table on page 21 and the tables below. The Compensation Committee believes RSUs are very useful retention tools and also result in less dilution than options and SSARs. At the same time, the Compensation Committee believes that SSARs can provide valuable incentives to increase our share price.

In determining the type and number of equity awards granted to an individual executive, the Compensation Committee considered such factors as:

•	The individual’s performance and contribution to the profitability of the company;

•	The type and number of awards previously granted to an individual;

•	An individual’s outstanding awards;

•	The vesting schedule of the individual’s outstanding awards;

•	The relative value of awards offered by comparable companies to executives in comparable positions to fairly benchmark awards of different sizes and equity instruments; and

•	Additional factors, including succession planning and retention of the company’s high potential executives.

The Compensation Committee believes that each of these factors influences the type and number of shares appropriate for each individual and that no one factor is determinative.

In determining the RSU and SSAR grants for named executive officers in fiscal 2008, the Compensation Committee took into account the Chief Executive Officer’s recommendations. The Chief Executive Officer made grant recommendations based on his review of the compensation levels of named executive officers in similar positions in our proxy peer group, at levels to ensure that the long-term incentive amounts, when coupled with base salaries and target annual incentives, resulted in total target direct compensation for each named executive officer between the 50th and 75th percentiles of our proxy peer group. The Compensation Committee discussed the Chief Executive Officer’s recommendations and approved the grants as recommended. The Compensation Committee determined the Chief Executive Officer’s grant amount in an executive session following the meeting.

How were fiscal 2008 RSU awards determined?

In April 2008, the Compensation Committee approved grants of restricted stock units to our fiscal 2008 named executive officers to be made on May 2, 2008. The grants were to be made in the following amounts (the number of restricted stock units granted is equal to the amounts indicated below divided by the closing price of our common stock on the trading day prior to the grant date, which was $26.85 per share):

Named Executive Officer	$ Value	# of RSUs
W. Howard Lester	$945,000	35,195
Sharon L. McCollam	$472,000	17,579
Laura J. Alber	$472,000	17,579
Patrick J. Connolly	$378,000	14,078
David M. DeMattei	$472,000	17,579

The Compensation Committee decided to designate a dollar amount for each RSU grant (rather than designating a number of restricted stock units to be granted) to ensure that the value of the compensation to be delivered was not impacted by fluctuations in the company’s stock price prior to the grant date. The restricted stock units will vest on the fourth anniversary following the effective date of grant, which is May 2, 2012, subject to the executive’s continued employment with the company. When originally granted, the restricted stock units also contained an additional vesting criterion which required achievement of $1.25 earnings per share for fiscal 2008. This performance-based vesting requirement was designed to focus these named executive officers on building annual and long-term growth. As described below, the Compensation Committee realized during fiscal 2008 that this performance goal was not achievable under present macro-economic conditions and therefore would not serve as a sufficient retention tool or serve to adequately encourage performance. The Compensation Committee therefore removed this performance-based vesting requirement on October 28, 2008. The vesting requirements relating to continued employment remain.

Prior to vesting, the named executive officers do not have the right to vote or receive dividends on these restricted stock units. However, dividend equivalents on the shares underlying the grants will be accrued for the benefit of each participant and paid upon the vesting date, if the underlying shares vest. The Compensation Committee believes that dividend equivalents on the shares underlying the grants should be connected to the participant’s ongoing employment relationship with the company. The restricted stock units and any related dividend equivalents are subject to forfeiture if the executive’s employment terminates prior to the end of the vesting period for any reason other than death or disability. If the executive dies or is disabled, a pro-rata share of the award would vest as the executive would have performed some, but not all, of the services required under the award terms.

What SSARs grants were made in fiscal 2008?

On November 7, 2008, the Compensation Committee made special stock-settled stock appreciation right awards to the named executive officers as described above. The exercise price of these awards is $8.56 per share, the closing price of our stock on November 6, 2008 and the number of shares underlying the awards is shown below.

Named Executive Officer	SSARs
W. Howard Lester	425,000
Sharon L. McCollam	275,000
Laura J. Alber	230,000
Patrick J. Connolly	160,000
David M. DeMattei	300,000

Why did the Compensation Committee make a special grant of stock-settled stock appreciation rights to the named executive officers?

The Compensation Committee believes that it is extremely important that its compensation program provide adequate incentives to increase shareholder value. After careful analysis, the Compensation Committee felt that granting additional equity awards in the form of SSARs, under which value is recognized only if the value of the underlying stock increases, would provide an appropriate incentive and also would provide additional retention value.

The Compensation Committee believes that it is critical for the executive compensation program to provide a constant incentive to increase shareholder value and retain executive talent. At the November 2008 meeting, the Compensation Committee reviewed an analysis of each named executive officer’s outstanding equity awards and the value realized by each executive from recent equity awards. The analysis showed that little to no value had been realized from the equity awards granted during the prior five years, which aligned with the intended pay-for-performance nature of the program. However, it also demonstrated that a significant portion of each executive’s outstanding awards had limited to no retention value going forward and no longer provided the intended incentive. As a result, the Compensation Committee determined that granting additional equity awards in the form of SSARs, under which value is recognized only if the value of the underlying stock increases, would restore an appropriate incentive focused on shareholder value creation and also would provide additional retention value. The size of the awards was determined based on the importance of each executive’s role in driving future performance and a subjective determination of the ongoing incentive and retention value of each executive’s outstanding grants.

The SSARs provide added retention value through the vesting schedule applicable to the awards. For each named executive officer other than Mr. Lester, the SSARs are scheduled to vest at a rate of 25% each year, subject to the officer’s continued employment with the company. Mr. Lester’s SSAR grant follows the same vesting schedule, except that it is subject to his continued service either as an employee or as a non-employee member of our Board.

The Compensation Committee believes that if Mr. Lester ceased to be an employee of the company but continued on as a member of the Board, his contributions in that position would continue to be critical to the company and he would continue to be a key driver of the long-term success of the company. For this reason, the Compensation Committee wanted to encourage Mr. Lester’s continuation in this capacity and also reward him for increases in stockholder value generated during that time.

When are equity awards made to executive officers?

Equity awards to executive officers are only approved at scheduled Compensation Committee meetings. Executives do not have any role in selecting the grant date of equity awards. The grant date of equity awards is generally the date of the approval of the award, and the exercise price of stock options or SSARs is always the closing price of the company’s common stock on the trading day prior to the grant date. In general, equity awards to named executive officers are made during the Compensation Committee’s March meeting in which the Compensation Committee reviews company performance over the past fiscal year and determines base salaries and bonuses for named executive officers. The Compensation Committee also makes equity awards at other times during the year in connection with promotions, assumptions of additional responsibilities and other considerations, such as special retention or incentive concerns. For instance, the special SSAR awards mentioned above were made by the Compensation Committee at its November 2008 meeting. The Compensation Committee does not time equity grants to take advantage of anticipated or actual changes in the price of our common stock prior to or following the release of material information regarding the company. The Compensation Committee does not currently intend to make equity grants in fiscal 2009 to its named executive officers.

Were any material changes made during fiscal 2008 to the equity awards held by named executive officers?

Yes, the Compensation Committee determined that amendments to certain restricted stock unit awards granted to named executive officers in January 2006 and May 2008 were necessary and appropriate to strengthen the retention benefits of such awards to the company.

What were the material changes made to the RSUs awarded in 2006?

The RSUs awarded to certain of the named executive officers in 2006 (the “2006 RSUs”) were amended in fiscal 2008 to remove vesting criteria related to the achievement of an annual compounded growth rate in earnings per share, while leaving in place the vesting requirements relating to continued employment. As described in this section, the awards as originally granted were no longer providing the retention value intended. The amendment reinvigorated the retention value of the 2006 RSUs.

The 2006 RSUs were granted on January 6, 2006 to three of the named executive officers, Laura Alber, David DeMattei and Sharon McCollam. Each of these officers received a retention grant in the form of 150,000 performance-based restricted stock unit awards. The primary objectives of the awards were to align each executive’s long-term interests with shareholders and ensure the retention of his or her services over a multi-year period.

To further the Compensation Committee’s focus on performance-based compensation, the 2006 RSUs were conditioned on the achievement of a target of 5% compounded annual growth in earnings per share through the end of fiscal 2009 and fiscal 2010. Based on then-current economic conditions and expectations, the Compensation Committee thought that this goal was reasonable, appropriate and achievable. If the criterion was achieved, the 2006 RSUs were scheduled to vest as follows: 50% at the end of four years (or January 31, 2010) and 50% at the end of five years (or January 30, 2011), subject to the officer’s continued employment with the company.

In October 2008, in light of the weakening macro-economic environment affecting the retail sector, a determination was made that the established performance-based vesting criterion could not be achieved given the continued deterioration of industry conditions. As a result, the company was required to reverse the financial accounting expense it had recognized on the 2006 RSUs to date.

At its October 28, 2008 meeting, the Compensation Committee determined that it was critical to retain these strong executives to lead the company through a difficult period in its history. As a result, the Compensation Committee determined that it would be in the best interest of the company and its shareholders to eliminate the performance-based vesting criteria from the retention grants and restore the retentive power of these awards.

For these reasons, the Compensation Committee removed the performance-based vesting criteria from the awards, and the awards are now conditioned solely upon continued service through the vesting period. In making this decision, the Compensation Committee reviewed the impact to the company’s financial statements. The Compensation Committee also considered that removing the performance-based vesting criteria means that the awards are not “performance-based compensation” for purposes of Internal Revenue Code Section 162(m) and therefore may not be fully deductible to the company when each award vests.

What were the material changes made to the RSUs awarded in 2008?

The Compensation Committee conditioned the restricted stock unit awards made on May 2, 2008 upon the achievement of $1.25 in earnings per share for fiscal 2008. In October 2008, a determination was made that the established performance-based vesting criterion could not be achieved given the continued deterioration of industry conditions. As a result, the company was required to reverse the financial accounting expense it had recognized on these RSUs to date.

As discussed above, at its October 28, 2008 meeting, the Compensation Committee determined that it was critical to retain the services of these strong executives to lead the company through a difficult period in its history. As a result, the Compensation Committee determined that it would be in the best interest of the company and its shareholders to eliminate the performance-based vesting criteria from the retention grants and restore the retentive power of these awards.

Does the company have a stock ownership policy for its executive officers?

We do not currently have a stock ownership policy for our executive officers. However, all of our named executive officers own shares of the company’s common stock or vested, but unexercised, equity awards.

Does the company have a policy regarding recovery of past awards or payments in the event of a financial restatement?

Although we do not currently have a formal policy regarding recovery of past awards or payments in the event of a financial restatement, we support the review of performance-based compensation following a restatement that impacts the achievement of performance targets relating to that compensation, followed by appropriate action. These actions may include recoupment of cash or other incentives, as well as employment actions including termination.

How is the Chief Executive Officer compensated?

W. Howard Lester became Chief Executive Officer as of July 14, 2006. Mr. Lester’s fiscal 2008 compensation package was based on:

•	A review of the compensation paid to chief executive officers of comparable companies (based on the process described above);

•	Company performance; and

•	Our general compensation philosophy as described above.

The Compensation Committee reviewed Mr. Lester’s fiscal 2008 base salary at its meeting in March 2008. Although the Compensation Committee is satisfied with Mr. Lester’s performance, the company’s overall results have not met expectations. After a discussion and a review of Mr. Lester’s total compensation and that of other Chief Executive Officers in our proxy peer group, the Compensation Committee determined that Mr. Lester’s base salary was approximately at the median base salary level for the proxy peer group and made no adjustment to Mr. Lester’s base salary for fiscal 2008.

At the April 2008 Compensation Committee meeting, the Compensation Committee reviewed Mr. Lester’s long-term incentive compensation and granted Mr. Lester and the other named executive officers the restricted stock units described above. The long-term incentive component of Mr. Lester’s compensation is below the median for Chief Executive Officers in the comparable companies. The Compensation Committee believed that a grant below the median levels was sufficient to meet the company’s compensation goals.

On November 7, 2008, the Compensation Committee granted special SSARs to all the named executive officers as described on page 37. The Compensation Committee determined that retaining the services of Mr. Lester was a priority for the company and therefore granted Mr. Lester SSARs covering 425,000 shares at the time additional SSARs were granted to the other named executive officers.

The Compensation Committee does not intend to make further equity grants to Mr. Lester in fiscal 2009.

At its March 18, 2009 meeting, the Compensation Committee discussed bonuses for fiscal 2008. No bonuses were payable to any of the named executive officers, including Mr. Lester under the Bonus Plan, but the Compensation Committee analyzed whether a discretionary bonus was appropriate. During that meeting, the Compensation Committee met in executive session to discuss Mr. Lester’s performance for fiscal 2008. Mr. Lester’s performance was assessed against objectives delivered to the Board of Directors at the beginning of fiscal 2008. The objectives against which Mr. Lester’s performance was judged included: his successful management of the company and its financial performance, particularly under difficult economic conditions; improvements to the supply chain operations of the company; the further development of a succession plan; the revitalization of the Pottery Barn brand; the success of cost reduction initiatives; the development of the company’s international strategies; and improvements to the company’s e-commerce capabilities. Using the same analysis of business conditions and review process of company and individual performance that it applied to the other named executives, the Compensation Committee determined that, although Mr. Lester’s performance was strong in an extremely challenging economic period, he would not receive a discretionary bonus for fiscal 2008.

Mr. Lester also makes personal use of our company aircraft as described in the “Other Annual Compensation from Summary Compensation Table” on page 20. Mr. Lester received no other additional material compensation or benefits not provided to all executives during fiscal 2008.

Are there any other benefits considerations?

The company believes that benefits should provide our employees with protection and security through health and welfare, retirement, disability insurance and life insurance programs. The named executive officers do not, in general, receive benefits in excess of those provided to other employees. However, the Compensation Committee may recommend additional benefits for certain individuals from time to time if the Compensation Committee determines that the category and amount of such benefits are reasonable and necessary to provide additional incentives to attract or retain key executives.

Do the executive officers have change of control arrangements?

The named executive officers who received restricted stock unit grants on January 6, 2006, Ms. Alber, Ms. McCollam, and Mr. DeMattei, will receive accelerated vesting of such awards in the event of a change of control pursuant to the terms of the grant. The Compensation Committee believes these arrangements are necessary to ensure that our named executive officers are focused on the company’s goals and objectives, as well as the best interests of shareholders, rather than potential personal economic exposure under these particular circumstances. Additionally, the Compensation Committee believes that these agreements will provide a smooth transition should the company undergo such an event. Otherwise, the executive officers do not have arrangements that provide them with specific benefits upon or following a change of control.

In addition, none of the executive officers is guaranteed any type of golden parachute excise tax gross-up. Our equity compensation plans do not otherwise provide for automatic vesting acceleration upon or following a change of control. We have considered the total potential cost of the change of control protection afforded to our executive officers and have determined that it is reasonable and not excessive given the importance of the objectives described above.

Do our executive officers have severance protection?

As noted in the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 25, if either Laura J. Alber, President, or Sharon L. McCollam, Executive Vice President, Chief Operating and Chief Financial Officer, is terminated without cause or voluntarily terminates her employment for good reason, she will be entitled to certain severance benefits. The Compensation Committee believes these arrangements are necessary to ensure that these two senior executives are focused on the company’s goals and objectives, as well as the best interests of shareholders, rather than potential personal economic exposure under these particular circumstances.

On November 7, 2008, the Compensation Committee approved the amendment to Ms. Alber’s employment agreement. The agreement was amended to comply with Internal Revenue Code Section 409A, which changed the law affecting certain severance and other compensation arrangements. In order to avoid tax penalties associated with violations of the new rules, the employment agreement was required to be amended by December 31, 2008. The changes incorporated by the amendment were intended to bring the existing agreements into compliance with Section 409A without changing the current substantive terms of the agreement. The amendment became effective on November 11, 2008.

An amendment to Ms. McCollam’s employment agreement also was approved on November 7, 2008. There were two reasons for the amendment to Ms. McCollam’s agreement. The first reason was for her agreement to be brought into compliance with the Section 409A requirements as described for Ms. Alber’s agreement above. The second reason was to allow bonuses paid to Ms. McCollam under the Bonus Plan to continue to qualify for a full deduction for the company under Internal Revenue Code Section 162(m). Ms. McCollam’s original agreement provided for payment of her target bonus for the fiscal year in which she was terminated. The amendment to Ms. McCollam’s agreement eliminated the payment of her fiscal year target bonus and instead provides her with a payment based on a fixed percentage of her base salary. This adjustment avoids the disallowance of the company’s deduction for bonus payments intended to be qualifying performance-based compensation under Section 162(m). The change was intended to provide Ms. McCollam with approximately the same potential severance benefits as provided under her original employment agreement.

In addition, the restricted stock units that were granted to the company’s named executive officers in January 2006 vest in full upon a termination due to the death, permanent disability or retirement of such named executive officers after attaining age 55 and working with the company or the company’s subsidiaries for at least 10 years. The Compensation Committee believes these conditions to be prevalent in the retention award agreements of similarly situated executives.

Otherwise, the named executive officers do not have arrangements that provide them with specific benefits upon their termination. The Compensation Committee has considered the total potential cost of the severance benefits to the executive officers and determined them to be reasonable and not excessive.

Do we provide perquisites to the executive officers?

The company provides executive officers with perquisites and other personal benefits that the company and the Compensation Committee believe are reasonable and enable the company to attract and retain superior employees for key positions. The company provides certain perquisites to its named executive officers, including premiums for term life insurance in excess of $50,000, a matching contribution for investments in our 401(k) plan, a $500 monthly car allowance and an annual executive medical supplement of up to $2,500. The company has eliminated the executive medical supplement effective January 1, 2009. Some of these perquisites are also provided to other employees. In addition, Mr. Lester occasionally makes personal use of the company aircraft. The value of all of these benefits to each of the named executive officers is detailed in the “Other Annual Compensation from Summary Compensation Table” on page 20. The Compensation Committee believes these perquisites to be customary for comparable professionals in our industry with comparable management and retail industry experience.

The named executive officers who contribute to our 401(k) plan receive matching contributions from the company up to a maximum of $5,750 (in fiscal 2008), as do all participating employees earning over $230,000. The named executive officers may also defer salary and short term incentive amounts into a nonqualified deferred compensation plan. There is no company contribution to the nonqualified deferred compensation plan; the executives are offered only the opportunity to delay tax inclusion from one year to another. The Compensation Committee believes this benefit is prevalent among similarly sized companies.

There were no material changes in fiscal 2008 to the perquisites provided to the named executive officers that had been provided in fiscal 2007.

How does the Compensation Committee address Internal Revenue Code Section 162(m)?

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations adopted under it by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to certain executive officers in excess of $1,000,000 in a year. The regulations exclude from this limit various forms of performance-based compensation, SSARs and stock options, provided certain requirements, such as shareholder approval, are satisfied. The company believes that awards granted under the company’s equity incentive plans qualify as performance-based compensation and can therefore be excluded from the $1,000,000 limit, with the exception of the RSUs that were modified. The company believes that bonuses awarded to date under the Bonus Plan also qualify as performance-based compensation and are excluded from calculating the limit. While the Compensation Committee cannot predict how the deductibility limit may impact its compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance.

COMMITTEE REPORTS

The following reports by our Compensation Committee, Nominations and Corporate Governance Committee and Audit and Finance Committee covering fiscal 2008 shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The reports shall not be deemed incorporated by reference into any of our other filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent we specifically incorporate them by reference into such filing.

Compensation Committee Report

Who serves on the Compensation Committee?

The Compensation Committee consisted of Adrian D.P. Bellamy, Richard T. Robertson, Anthony A. Greener and Ted W. Hall during fiscal 2008. Mr. Bellamy serves as Chairman of the Compensation Committee. The Board for fiscal 2008 determined that each member of the Compensation Committee was independent under the NYSE rules as currently in effect, was an outside director as such term is defined with respect to Section 162(m) of the Internal Revenue Code and was a non-employee director under Section 16(b) of the Securities Exchange Act of 1934. None of the committee members has ever served as an officer of the company.

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the company’s Annual Report on Form 10-K for fiscal 2008.

Who prepared this report?

Members of the Compensation Committee, Adrian D.P. Bellamy, Richard T. Robertson, Anthony A. Greener and Ted W. Hall, prepared this report.

Nominations and Corporate Governance Committee Report

Who serves on the Nominations and Corporate Governance Committee?

The Nominations and Corporate Governance Committee consisted of Michael R. Lynch, Adrian D.P. Bellamy, Anthony A. Greener and David B. Zenoff during fiscal 2008. Mr. Lynch serves as Chairman of the Nominations and Corporate Governance Committee. The Board has determined that each current member of the Nominations and Corporate Governance Committee is independent under the NYSE rules, as currently in effect. Each current member of the Nominations and Corporate Governance Committee is a non-employee director.

What is the role of the Nominations and Corporate Governance Committee?

Our role is detailed in the Nominations and Corporate Governance Committee Charter, which was amended and restated by the Board on March 15, 2006. The Nominations and Corporate Governance Committee Charter is available on the company’s website at www.williams-sonomainc.com and is attached to this Proxy Statement as Exhibit B. The Nominations and Corporate Governance Committee Charter is also available in print to any shareholder who requests it. Specifically, we:

•

Periodically review and recommend to the Board suitable revisions to the corporate governance guidelines applicable to the company and the categorical standards of independence applicable to the company’s outside directors;

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Annually consider and review with the Board criteria for selecting new director candidates, identify individuals qualified to become Board members and periodically assist in screening and evaluating director candidates;

•	Consider director nominations from shareholders; and

•	Annually evaluate the performance of the company’s Chief Executive Officer and oversee the evaluation of the performance of the company’s management and the Board.

Does the Nominations and Corporate Governance Committee have a policy with regard to the consideration of director candidates recommended by shareholders?

We adopted a Shareholder Recommendations Policy on March 16, 2004. It is our policy to consider recommendations for candidates to the Board from shareholders holding no fewer than 500 shares of the company’s common stock continuously for at least six months prior to the date of the submission of the recommendation.

What are the procedures to be followed by shareholders in submitting recommendations of director candidates to the Nominations and Corporate Governance Committee?

The Nominations and Corporate Governance Committee will consider suggestions from shareholders regarding possible director candidates for election at next year’s Annual Meeting. A shareholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to Williams-Sonoma, Inc., Attention: Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. The recommendation must include: (i) the candidate’s name, home and business contact information; (ii) detailed biographical data and qualifications of the candidate; (iii) information regarding any relationships between the candidate and the company within the last three years; (iv) evidence of the recommending person’s ownership of company common stock; (v) a statement from the recommending shareholder in support of the candidate; and (vi) a written indication by the candidate of his or her willingness to serve if elected. A shareholder that desires to recommend a person directly for election to the Board at the company’s Annual Meeting must also meet the deadlines and other requirements set forth in Rule 14a-8 of the Securities Exchange Act of 1934 and the company’s Restated Bylaws, each of which are described in the “Shareholder Proposals” section of this Proxy Statement.

Each director nominated in this Proxy Statement was recommended for election to the Board by the Nominations and Corporate Governance Committee. The Board did not receive any notice of a director nominee recommendation from any shareholder in connection with this Proxy Statement.

What is the criteria and process of the Nominations and Corporate Governance Committee for identifying and evaluating nominees for the Board?

Our criteria and process for evaluating and identifying the candidates that we select, or recommend to the Board for selection, as director nominees are as follows:

•	We regularly review the current composition and size of the Board;

•	We evaluate the performance of the Board as a whole and evaluate the performance and qualifications of individual members of the Board eligible for re-election at the Annual Meeting;

•

We review the qualifications of any candidates who have been properly recommended by the shareholders, as well as those candidates who have been identified by management, individual members of the Board or, if we deem appropriate, a search firm. Such review may, in our discretion, include a review solely of information provided to us or also may include discussions with persons familiar with the candidate, an interview with the candidate or other actions that we deem proper;

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In evaluating the qualifications of candidates for the Board, we consider many factors, including issues of character, judgment, independence, diversity, financial expertise, industry experience, range of experience, other commitments and the like. We evaluate such factors, among others, and do not assign any particular weight or priority to any of these factors. We consider each individual candidate in the context of the current perceived needs of the Board as a whole. While we have not established specific minimum qualifications for director candidates, we believe that candidates and nominees must reflect a Board that is comprised of directors (i) a majority of whom are independent; (ii) who are of high integrity; (iii) who have qualifications that will increase the overall effectiveness of the Board; and (iv) who meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit and Finance Committee members;

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In evaluating and identifying candidates, we have the sole authority to retain and terminate any third party search firm that is used to identify director candidates and the sole authority to approve the fees and retention terms of any search firm;

•	After such review and consideration, we select, or recommend that the Board select, the slate of director nominees; and

•	We endeavor to notify, or cause to be notified, all director candidates of the decision as to whether to nominate such individual for election to the Board.

There are no differences in the manner in which the Nominations and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder, management or a search firm.

How did we perform our responsibilities in fiscal 2008?

The Nominations and Corporate Governance Committee held a total of five meetings during fiscal 2008, and we took the following actions, among other things:

•	Evaluated potential candidates to serve as new independent members of the Board;

•	Evaluated the composition of and recommended assignments for the committees of the Board;

•	Considered and recommended to the Board the submission to shareholders of the director nominees described in this Proxy Statement;

•	Reviewed and evaluated the performance of the company’s Chief Executive Officer; and

•	Evaluated the effectiveness of Board meeting agendas and suggested topics to be covered at future meetings.

Who prepared this report?

Members of the Nominations and Corporate Governance Committee, Michael R. Lynch, Adrian D.P. Bellamy, Anthony A. Greener and David B. Zenoff, prepared this report.

Audit and Finance Committee Report

Who serves on the Audit and Finance Committee?

The Audit and Finance Committee consisted of Adrian T. Dillon, Ted W. Hall, Michael R. Lynch and Richard T. Robertson during fiscal 2008. Mr. Dillon qualifies as a “financial expert” under the SEC rules and served as Chairman of the Audit and Finance Committee during fiscal 2008. The Board has determined that each member of the Audit and Finance Committee is independent under the NYSE rules, as currently in effect, and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board has also determined that each Audit and Finance Committee member is “financially literate,” as described in the NYSE rules.

What is the role of the Audit and Finance Committee?

Our role is detailed in the Audit and Finance Committee Charter, which was amended and restated by the Board on March 20, 2009. The Audit and Finance Committee Charter is available on the company’s website at www.williams-sonomainc.com and is attached to this Proxy Statement as Exhibit C. The Audit and Finance Committee Charter is also available in print to any shareholder who requests it. Specifically, we:

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Oversee the integrity of the company’s financial statements; the qualifications, independence, performance and retention of the company’s independent registered public accounting firm; the performance of the company’s internal audit function; and compliance by the company with legal and regulatory requirements;

•	Prepare the report that the SEC rules require to be included in the company’s annual proxy statement; and

•	Oversee the financial impact of selected strategic initiatives of the company and review selected financing, dividend and stock repurchase policies and plans.

How do we meet our responsibilities?

We perform the following functions:

•	Monitor the integrity of the company’s financial reports, earnings, sales and guidance press releases, and other company financial information;

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Appoint and/or replace the independent registered public accounting firm, pre-approve all audit and non-audit services of the independent registered public accounting firm, and assess its qualifications and independence;

•	Review the performance of the company’s internal audit function, the company’s auditing, accounting and financial reporting procedures, and the company’s independent registered public accounting firm;

•	Monitor the company’s compliance with legal and regulatory requirements;

•	Monitor the company’s system of internal controls and internal control over financial reporting;

•	Retain independent legal, accounting or other advisors when necessary and appropriate; and

•	Review the financial impact on the company of selected strategic initiatives and selected financing plans, and develop and recommend policies related to dividend and stock repurchase programs.

How did we perform our responsibilities in fiscal 2008?

The Audit and Finance Committee held a total of ten meetings during fiscal 2008, and we took the following actions, among other things:

•	Reviewed and discussed the company’s audited financial statements for fiscal 2008 with management and Deloitte;

•	Reviewed and discussed the company’s periodic filings on Forms 10-K and 10-Q with management;

•	Reviewed and discussed all company earnings, sales and guidance press releases with management;

•	Reviewed and discussed the company’s internal control over financial reporting with management and Deloitte;

•	Met with Deloitte, with and without management present, to discuss the overall quality of the internal and external audit process and the financial reporting process; and

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Discussed with Deloitte its independence from the company and management based on the following: (i) our confirmation that no member of Deloitte’s audit team is or has been employed by the company in a financial reporting oversight role; and (ii) our review of audit and non-audit fees and the written disclosures and letter from Deloitte as required by PCAOB requirements.

What other matters did we discuss with Deloitte?

During fiscal 2008, we discussed the following other matters, among other things, with Deloitte:

•	Deloitte’s responsibilities in connection with the audit of the company’s financial statements and matters relating to Deloitte’s independence;

•	Deloitte’s annual letter describing internal quality control procedures;

•	The company’s internal control over financial reporting;

•	Any significant issues arising during the audit and any other matters relating to the conduct of the audit of the company’s financial statements; and

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Matters required to be discussed pursuant to relevant PCAOB and SEC requirements, including the quality of the company’s accounting principles, the soundness of significant judgments and the clarity of disclosures in the company’s financial statements.

Did we review the fees billed by Deloitte for fiscal 2008?

Yes. We reviewed and discussed the fees billed by Deloitte for services in fiscal 2008, which are described in detail below. We determined that the provision of non-audit services was compatible with Deloitte’s independence.

Did we review the company’s audited financial statements for fiscal 2008?

Yes. We reviewed and discussed the company’s audited financial statements for fiscal 2008 with management and Deloitte, and based on our review and these discussions, we recommended to the Board that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal 2008 for filing with the SEC.

Who prepared this report?

Members of the Audit and Finance Committee, Adrian T. Dillon, Ted W. Hall, Michael R. Lynch and Richard T. Robertson, prepared this report.

AUDIT AND RELATED FEES

During fiscal 2008 and 2007, Deloitte did not perform any prohibited non-audit services for us.

Audit Fees

Deloitte billed approximately $1,423,000 for fiscal 2008 and $1,410,000 for fiscal 2007 for professional services to audit our consolidated financial statements included in our Annual Report on Form 10-K and to review our condensed consolidated financial statements included in our quarterly reports on Form 10-Q. Fees for audit services billed also consisted of fees for the assessment of the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

Deloitte billed approximately $42,000 for fiscal 2008 and $31,000 for fiscal 2007 for audit-related services. Audit-related services included: (i) the audit of our 401(k) plan; and (ii) the filing of our statutory report in Puerto Rico.

Tax Fees

Deloitte billed a total of approximately $133,000 for fiscal 2008 and $43,000 for fiscal 2007 for tax services. Tax services included approximately: (i) $56,000 for fiscal 2008 and $33,500 for fiscal 2007 for tax compliance services, which included consultation for the preparation of our federal, state and local tax returns; and (ii) $77,000 for fiscal 2008 and $9,500 for fiscal 2007 for tax consulting services.

All Other Fees

Deloitte billed a total of $4,000 for fiscal 2008 and zero for fiscal 2007 for all other fees. All other fees include license fees related to the use of Deloitte’s on-line accounting research tool.

What is our policy regarding pre-approval of audit and non-audit services performed by Deloitte?

All services performed by Deloitte, whether audit or non-audit services, must be pre-approved by us or a designated member of our committee, whose decisions must be reported to us at our next meeting. Pre-approval must be obtained before Deloitte performs the services but cannot be obtained more than one year before performance begins. Approval can be for general classes of permitted services such as annual audit services or tax consulting services. The permitted services, the dates of the engagement and the estimated fees for such services, must be approved by the Audit and Finance Committee in accordance with these procedures before performance begins.

CORPORATE GOVERNANCE GUIDELINES AND CORPORATE CODE OF CONDUCT

Our Corporate Governance Guidelines and our Corporate Code of Conduct, which applies to all of our employees, including our Chief Executive Officer, Chief Operating and Chief Financial Officer and Controller, are available on our website at www.williams-sonomainc.com. Copies of our Corporate Governance Guidelines and our Corporate Code of Conduct are available at our website at www.williams-sonomainc.com and upon written request and without charge to any shareholder by writing to: Secretary, Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109. To date, there have been no waivers that apply to our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions under our Corporate Code of Conduct. We intend to disclose any amendment to, or waivers of, the provisions of our Corporate Code of Conduct that affect our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions by posting such information on our website at www.williams-sonomainc.com.

CERTIFICATIONS

The certification of our Chief Executive Officer required by the NYSE Listing Standards, Section 303A.12(a), relating to our compliance with the NYSE Corporate Governance Listing Standards, was submitted to the NYSE on June 26, 2008. The certifications of our Chief Executive Officer and Chief Financial Officer required by the SEC in connection with our Annual Report on Form 10-K for the year ended February 1, 2009 were submitted to the SEC on April 2, 2009 with our Annual Report on Form 10-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have in place policies in our Corporate Code of Conduct that provide that associates must not engage in any transaction when an associate may face a real or perceived conflict of interest with the Company. Our Corporate Code of Conduct is distributed to all employees on an annual basis and made available throughout the year in our internal document database. It is also available on our website and in print to any shareholder who requests it. In addition, we have in place policies and procedures with respect to related person transactions that provide that our executive officers, directors, nominees and principal shareholders, as well as their immediate family members and affiliates, are not permitted to enter into a related party transaction with us unless (i) the transaction is approved or ratified by our Audit and Finance Committee or the disinterested members of our Board or (ii) the transaction involves the service of one of our executive officers or directors or any related compensation, is reportable under Item 402 of Regulation S-K and is approved by our Compensation Committee.

For the purposes of our related party transaction policy, “related party transaction” means any transaction in which the amount involved exceeds $120,000 in any calendar year and in which any of our executive officers, directors, director nominees and principal shareholders, as well as their immediate family members and affiliates, had, has or will have a direct or indirect material interest, other than transactions available to all of our employees.

It is our policy to approve related party transactions only when it has been determined that such transaction is in, or is not inconsistent with, our best interests and those of our shareholders, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

Memphis-based Distribution Facilities

Our Memphis-based distribution facilities include an operating lease entered into in July 1983 for a distribution facility in Memphis, Tennessee. The lessor is a general partnership (“Partnership 1”) comprised of W. Howard Lester, our Chairman of the Board of Directors and Chief Executive Officer and James A. McMahan, a Director Emeritus, and a significant shareholder. Partnership 1 does not have operations separate from the leasing of this distribution facility and does not have lease agreements with any unrelated third parties.

Partnership 1 financed the construction of this distribution facility through the sale of a total of $9,200,000 of industrial development bonds in 1983 and 1985. Annual principal payments and monthly interest payments are required through maturity in December 2010. The Partnership 1 industrial development bonds are collateralized by the distribution facility and the individual partners guarantee the bond repayments. As of February 1, 2009, $425,000 was outstanding under the Partnership 1 industrial development bonds.

We made annual rental payments in fiscal 2008, fiscal 2007 and fiscal 2006 of approximately $618,000, plus interest on the bonds calculated at a variable rate determined monthly (approximately 3.0% as of February 1, 2009), applicable taxes, insurance and maintenance expenses. Although the current term of the lease expires in August 2009, we are obligated to renew the operating lease on an annual basis until these bonds are fully repaid.

Our other Memphis-based distribution facility includes an operating lease entered into in August 1990 for another distribution facility that is adjoined to the Partnership 1 facility in Memphis, Tennessee. The lessor is a general partnership (“Partnership 2”) comprised of W. Howard Lester, James A. McMahan and two unrelated parties. Partnership 2 does not have operations separate from the leasing of this distribution facility and does not have lease agreements with any unrelated third parties.

Partnership 2 financed the construction of this distribution facility and related addition through the sale of a total of $24,000,000 of industrial development bonds in 1990 and 1994. Quarterly interest and annual principal payments are required through maturity in August 2015. The Partnership 2 industrial development bonds are collateralized by the distribution facility and require us to maintain certain financial covenants. As of February 1, 2009, $10,813,000 was outstanding under the Partnership 2 industrial development bonds.

We made annual rental payments of approximately $2,577,000, $2,591,000 and $2,585,000 plus applicable taxes, insurance and maintenance expenses in fiscal 2008, fiscal 2007 and fiscal 2006, respectively. Although the current term of the lease expires in August 2009, we are obligated to renew the operating lease on an annual basis until these bonds are fully repaid.

The two partnerships described above qualify as variable interest entities under FIN 46R due to their related party relationship to us and our obligation to renew the leases until the bonds are fully repaid. Accordingly, the two related party variable interest entity partnerships from which we lease our Memphis-based distribution facilities are consolidated by us. As of February 1, 2009, our consolidated balance sheet includes $16,372,000 in assets (primarily buildings), $11,238,000 in debt and $5,134,000 in other long-term liabilities.

Corporate Aircraft Transactions

On May 16, 2008, we completed two transactions relating to our corporate aircraft. First, we sold our Bombardier Global Express airplane for approximately $46,787,000 in cash (a net after-tax cash benefit of approximately $29,000,000) to an unrelated third party. This resulted in a gain on sale of asset of approximately $16,000,000 in the second quarter of fiscal 2008. Second, we entered into an Aircraft Lease Agreement (the “Lease Agreement”) with a limited liability company (the “LLC”) owned by W. Howard Lester, our Chief Executive Officer and Chairman of the Board of Directors, for use of a Bombardier Global 5000 owned by the LLC. These transactions were approved by our Board of Directors.

Under the terms of the Lease Agreement, in exchange for use of the aircraft, we will pay the LLC $375,000 for each of the thirty-six months of the lease term through May 15, 2011. We are also responsible for all use-related costs associated with the aircraft, including fixed costs such as crew salaries and benefits, insurance and hangar costs, and all direct operating costs. Closing costs associated with the Lease Agreement were divided evenly between us and the LLC, and each party paid its own attorney and advisor fees. The Lease Agreement is subject to early termination by either party, with 90 days prior written notice, if Mr. Lester retires or otherwise withdraws from active management of the company. During fiscal 2008, we paid a total of $3,185,000 to the LLC and as of February 1, 2009, $375,000, equal to one month’s rent, was owed to the LLC, all of which was paid subsequent to year-end.

Indemnification Agreements

We have indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by California law, including coverage of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our stock with the SEC. Based upon (i) copies of Section 16(a) reports that we received from such persons for their fiscal year 2008 transactions and (ii) information provided to us by them, we believe that all reporting requirements under Section 16(a) were met in a timely manner by the persons who were executive officers, members of the Board of Directors or greater than 10% shareholders during such fiscal year.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

This table sets forth information regarding the ownership of our common stock as of March 27, 2009, by:

•	each person known to us to own more than 5% of our outstanding common stock;

•	each director nominee;

•	the named executive officers; and

•	all current executive officers and directors as a group.

Unless otherwise noted, the persons listed below have sole voting and investment power. In addition, unless otherwise noted, the address of each shareholder noted in the following table is c/o Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109. Information regarding our non-management 5% shareholders is derived from the most recently available 13G filings. The options to purchase our stock listed below are currently exercisable or are exercisable within 60 days of March 27, 2009.

Name and Address of Beneficial Owner	Position with Company	Amount and Nature of Beneficial Ownership			Percent of Class(1)
		Shares		Options
FMR LLC 82 Devonshire Street Boston, MA 02109	—	14,551,290	(2)	—	13.8%
James A. McMahan 2237 Colby Avenue Los Angeles, CA 90064	Director Emeritus	8,373,366	(3)		7.9%
Taube Hodson Stonex Partners LLP Cassini House 1st Floor 57-59 St. James’s Street London, SW1A 1LD England	—	7,640,521	(4)	—	7.2%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	—	6,963,330	(5)	—	6.6%
W. Howard Lester	Chairman and Chief Executive Officer	2,026,724	(6)	917,500	2.8%
Patrick J. Connolly	Director and Executive Vice President, Chief Marketing Officer	923,881	(7)	554,000	1.4%
Laura J. Alber	President	11,783	(8)	438,600	*
Sharon L. McCollam	Executive Vice President, Chief Operating and Chief Financial Officer	6,540	(9)	359,000	*
David M. DeMattei	Group President, Williams-Sonoma, Williams-Sonoma Home and West Elm	5,361	(10)	242,000	*

Name and Address of Beneficial Owner	Position with Company	Amount and Nature of Beneficial Ownership		Percent of Class(1)
		Shares	Options
Adrian D.P. Bellamy	Director	62,612	141,750	*

Adrian T. Dillon	Director	7,600	36,750	*

Anthony A. Greener	Director	2,250	6,750	*

Ted W. Hall	Director	2,250	6,750	*

Michael R. Lynch	Director	2,300	130,750	*

Richard T. Robertson	Director	6,500(11)	123,250	*

David B. Zenoff	Director	11,000	32,250	*

All current executive officers and directors as a group (13 persons)	—	3,068,801(12)	3,077,150	5.8%

*	Less than 1%.

(1)	Assumes exercise of stock options currently exercisable or exercisable within 60 days of March 27, 2009 by the named individual into shares of our common stock. Based on 105,684,660 shares outstanding as of March 27, 2009.

(2)	The information above and in this footnote is based on information taken from the Schedule 13G/A of FMR LLC filed with the Securities and Exchange Commission on February 17, 2009. FMR LLC has sole voting power over 58,420 shares of our common stock. In addition, FMR LLC is a parent holding company as defined under Rule 13d-1(b)(ii)(G) of the Securities and Exchange Act of 1934, as amended, and accordingly is deemed the beneficial owner with sole dispositive power over 14,551,290 shares of our common stock beneficially owned through multiple entities to which it is a direct or indirect parent. Edward C. Johnson 3rd, as chairman of FMR LLC, has sole dispositive power over 13,254,370 shares of our common stock, and members of the Johnson family, directly or through trusts, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(3)	The information above and in this footnote is based on information taken from the Schedule 13G of James A. McMahan filed with the Securities and Exchange Commission on February 13, 2009.

(4)	The information above and in this footnote is based on information taken from the Schedule 13G/A of Taube Hodson Stonex Partners LLP filed with the Securities and Exchange Commission on January 28, 2009. Taube Hodson Stonex Partners LLP has sole voting and dispositive power over 7,640,521 shares of our common stock.

(5)	The information above and in this footnote is based on information taken from the Schedule 13G/A of Capital Research Global Investors filed with the Securities and Exchange Commission on February 13, 2009. Capital Research Global Investors has sole voting and dispositive power over 6,963,330 shares of our common stock. Capital Research Global Investors, a division of Capital Research and Management Company (CRMC), is deemed to be the beneficial owner of 6,963,330 shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(6)	Mr. Lester owns $14,580 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 27, 2009. The number of shares listed in the table includes 1,362 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $10.70, the closing price of Williams-Sonoma, Inc. common stock on March 27, 2009.

(7)	Mr. Connolly owns $343,010 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 27, 2009. The number of shares listed in the table includes 32,057 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $10.70, the closing price of Williams-Sonoma, Inc. common stock on March 27, 2009.

(8)	Ms. Alber owns $104,680 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 27, 2009. The number of shares listed in the table includes 9,783 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $10.70, the closing price of Williams-Sonoma, Inc. common stock on March 27, 2009.

(9)	Ms. McCollam owns $65,699 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 27, 2009. The number of shares listed in the table includes 6,140 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $10.70, the closing price of Williams-Sonoma, Inc. common stock on March 27, 2009.

(10)	Mr. DeMattei owns $38,168 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 27, 2009. The number of shares listed in the table represents 3,567 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $10.70, the closing price of Williams-Sonoma, Inc. common stock on March 27, 2009.

(11)	Includes 4,400 shares owned by Mr. Robertson’s wife.

(12)	The directors and officers as a group own $569,799 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 27, 2009. The number of shares listed in the table includes 53,250 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $10.70, the closing price of Williams-Sonoma, Inc. common stock on March 27, 2009.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding securities authorized for issuance under our equity compensation plans as of February 1, 2009:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	13,890,490	$20.80	1,076,714
Equity compensation plans not approved by security holders(2)	594,400	$22.09

Total	14,484,390	$20.86	1,076,714

(1)	This reflects our 1993 Stock Option Plan and 2001 Long-Term Incentive Plan and includes 1,246,333 outstanding restricted stock units granted pursuant to the 2001 Long-Term Incentive Plan.

(2)	This reflects our 2000 Nonqualified Stock Option Plan.

2000 Nonqualified Stock Option Plan

In July 2000, our Compensation Committee approved the 2000 Nonqualified Stock Option Plan, or the 2000 Plan. The 2000 Plan provides for the grant of nonqualified stock options to employees who are not officers or members of our Board, and persons who have accepted employment and actually become employees within 120 days of such acceptance. The plan administrator determines when options granted under the 2000 Plan may be exercised, except that no options may be exercised less than six months after grant, except in the case of the death or disability of the optionee. Options granted under the 2000 Plan have an exercise price equal to 100% of the fair market value of the shares underlying the option on the date of grant. The 2000 Plan permits options to be exercised with cash, check, certain other shares of our common stock, consideration received by us under “cashless exercise” programs or, if permitted by the plan administrator, promissory notes. In the event that we dissolve, liquidate, reorganize, merge or consolidate with one or more corporations as a result of which we are not the surviving corporation, or we sell substantially all of our assets or more than 80% of our then-outstanding stock, the 2000 Plan provides that the plan administrator will provide for one or more of the following: (i) each outstanding option will fully vest and become exercisable; (ii) the successor will assume or substitute for the options; (iii) the 2000 Plan will continue; or (iv) each outstanding option will be exchanged for a payment in cash or shares equal to the excess of the fair market value of our common stock over the exercise price. No future awards will be granted from the 2000 Nonqualified Stock Option Plan or the 1993 Stock Option Plan.

SHAREHOLDER PROPOSALS

How can shareholders submit a proposal for inclusion in our Proxy Statement for the 2010 Annual Meeting?

To be included in our Proxy Statement for the 2010 Annual Meeting of Shareholders, shareholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and be received by our Secretary at our principal executive offices no later than December 10, 2009.

How can shareholders submit proposals to be raised at the 2010 Annual Meeting that will not be included in our Proxy Statement for the 2010 Annual Meeting?

To be raised at the 2010 Annual Meeting, shareholder proposals must comply with our Restated Bylaws. Under our Restated Bylaws, a shareholder must give advance notice to our Secretary of any business, including nominations of directors for our Board, that the shareholder wishes to raise at our Annual Meeting. To be timely, the notice must be received by our Secretary not less than 45 days or more than 75 days prior to the first anniversary of the date of the mailing of proxy materials for the preceding year’s Annual Meeting. Since this Proxy Statement is being mailed to you on or about April 9, 2009, shareholder proposals must be received by our Secretary at our principal executive offices between January 24, 2010 and February 23, 2010 in order to be raised at our 2010 Annual Meeting.

What if the date of the 2010 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting?

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the date of the 2009 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, shareholder proposals must be received by us within a reasonable time before our solicitation is made.

Under our Restated Bylaws, if the date of the 2010 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, shareholder proposals to be brought before the 2010 Annual Meeting must be delivered not later than the close of business on the later of the 90th day prior to the 2010 Annual Meeting and the 10th day following the day on which public announcement of the date of such meeting is first made by us.

What if the number of directors to be elected to our Board is increased?

In the event that the number of directors to be elected to our Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 55 days prior to the anniversary date of this year’s Annual Meeting, or March 28, 2010, a notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered no later than the close of business on the 10th day following the day on which we first make such public announcement.

Does a shareholder proposal require specific information?

With respect to a shareholder’s nomination of a candidate for our Board, the shareholder notice to the Secretary must contain certain information as set forth in our Restated Bylaws and our Nominations and Corporate Governance Committee Report about both the nominee and the shareholder making the nomination. With respect to any other business that the shareholder proposes, the shareholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Restated Bylaws.

What happens if we receive a shareholder proposal that is not in compliance with the time frames described above?

If we receive notice of a matter to come before the 2009 Annual Meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before the Annual Meeting. If such matter is brought before the Annual Meeting, then our proxy card for such meeting will confer upon our proxy holders discretionary authority to vote on such matter.

Where should shareholder proposals be sent?

Shareholder proposals should be sent to: Secretary, Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109.

AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K

Pursuant to new SEC rules, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Copies of this proxy statement and our Annual Report on Form 10-K, including the financial statements for fiscal 2008 as filed with the SEC, are available at our website at www.williams-sonomainc.com/investors/annual-reports.html and upon written request and without charge to any shareholder by writing to: Annual Report Administrator, Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109.

San Francisco, California

April 9, 2009

EXHIBIT A

WILLIAMS-SONOMA, INC.

COMPENSATION COMMITTEE CHARTER

(as amended and restated on March 15, 2006)

PURPOSE

The purpose of the Compensation Committee of the Board of Directors of Williams-Sonoma, Inc. (the “Company”) is to: (i) assist the Board of Directors in discharging its responsibilities relating to oversight of the compensation of the Company’s Chief Executive Officer, other executive officers, and directors; (ii) administer the Company’s incentive compensation and other equity-based plans (the “Plans”) and make grants under them; (iii) oversee the Company’s compensation policies, plans, and benefits programs generally, and (iv) in the case of the Williams-Sonoma, Inc. Associate Stock Incentive Plan (the “ASIP”), which is not considered one of the Plans as defined above, the Compensation Committee’s sole responsibility shall be to amend the ASIP as provided below. In addition, the Compensation Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribes.

COMPOSITION

The Compensation Committee shall consist of not less than two (2) independent members of the Company’s Board of Directors. The members of the Compensation Committee are appointed by the Board of Directors upon the recommendation of the Nominations and Corporate Governance Committee and serve at the discretion of the Board of Directors. The Board of Directors shall designate one member of the Compensation Committee to serve as the chairperson.

Members of the Compensation Committee must meet the following criteria:

•	Each member will be an independent director, as defined by: (i) the rules of the New York Stock Exchange; and (ii) the rules of the Securities and Exchange Commission (“SEC”).

•	Each member will be an “Outside Director” as such term is defined with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended.

•	Each member will be a “non-employee” director as defined under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Determinations as to whether a particular director satisfies the requirements for membership on the Compensation Committee shall be made by the Board of Directors.

RESPONSIBILITIES

The responsibilities of the Compensation Committee shall include:

•

Reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and reviewing and approving the level of compensation, including base salary, bonus, equity compensation, and any other benefits to be provided to the Chief Executive Officer based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee shall consider such factors as the Company’s performance and relative shareholder return, the value of similar incentive awards given to Chief Executive Officers of comparable companies, and the awards given to the Company’s Chief Executive Officer in past years. Such review and approval shall be made without the presence of the Chief Executive Officer.

•	Reviewing, making recommendations to the Board of Directors regarding, and approving, as appropriate, compensation for executive officers other than the Chief Executive Officer.

•	Reviewing, making recommendations to the Board of Directors regarding, and approving, as appropriate, general compensation goals and guidelines for the Company’s employees.

•	Reviewing, making recommendations to the Board of Directors regarding, and approving, as appropriate, the compensation policy for the non-employee directors of the Company.

•

Approving and authorizing amendments to the ASIP, the Plans, and the Company’s other benefit programs to the extent such amendment authority has been delegated to the Compensation Committee by the Board of Directors.

•

Acting as the Administrator (as defined under each Plan) and administering, within the authority delegated by the Board of Directors, the Company’s Plans. In its administration of the Plans, the Compensation Committee may: (i) grant stock options or stock purchase rights to individuals eligible for such grants (including, to the extent relevant, grants to individuals subject to Section 16 of the Exchange Act in compliance with Rule 16b-3 promulgated thereunder); (ii) amend such stock options or stock purchase rights; and (iii) take all other actions permitted under the Plans. The Compensation Committee may delegate to two or more directors of the Company the authority to make grants and awards to any non-executive officer of the Company under such of the Plans as the Compensation Committee deems appropriate in accordance with the terms of such Plans. The Compensation Committee also shall review and make recommendations to the Board of Directors with respect to changes in the number of shares reserved for issuance under those Plans.

•	Preparing a compensation committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

•

As appropriate, obtaining advice and assistance from independent counsel or other advisors, including, without limitation, any compensation consultant to be used by the Company or the Compensation Committee in the evaluation of Chief Executive Officer, executive officer, other officer, employee or director compensation.

•	Conducting an annual evaluation of the Compensation Committee’s own performance.

MEETINGS

The Compensation Committee shall meet as often as it determines, but not less frequently than two (2) times each year. The members of the Compensation Committee may invite the Chief Executive Officer or any other person to attend meetings as appropriate and consistent with this charter; provided, however, that the Chief Executive Officer may not be present during the voting on or deliberations regarding the Chief Executive Officer’s compensation.

MINUTES

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS

The Compensation Committee will report to the Board of Directors on a periodic basis and make such recommendations with respect to any of the above matters as the Compensation Committee deems necessary or appropriate.

COMPENSATION

Members of the Compensation Committee shall receive such fees, if any, for their service as committee members as may be determined by the Board of Directors in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board of Directors.

DELEGATION OF AUTHORITY

The Compensation Committee may form and delegate authority to subcommittees when appropriate.

EXHIBIT B

WILLIAMS-SONOMA, INC.

NOMINATIONS AND CORPORATE GOVERNANCE COMMITTEE CHARTER

(as amended and restated on March 15, 2006)

PURPOSE

The Nominations and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Williams-Sonoma, Inc. (the “Company”) acts on behalf of and with the concurrence of the Board with respect to matters relating to the composition and membership of the Board and the Board’s governance responsibilities.

COMPOSITION

The Committee shall be comprised entirely of independent members of the Company’s Board. The exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board. The members of the Committee shall be appointed by the Board. Committee members may be removed or replaced by the Board.

The members of the Committee shall meet the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission.

COMMITTEE PURPOSE AND RESPONSIBILITIES

The Committee’s primary purpose and responsibilities are to:

•	In consultation with the Chairman of the Board, periodically review and recommend to the Board suitable revisions to the Board’s guidelines on corporate governance, which are updated periodically.

•	Annually consider and review with the Board the appropriate skills and characteristics required of prospective Board members in light of the then-current composition of the Board.

•	Identify individuals qualified to become Board members, consistent with criteria approved by the Board.

•

Assist the Chairman of the Board and the Board in general with screening potential Board candidates, meet with potential Board candidates and, as appropriate, participate in the recruitment of potential Board members, consistent with the procedures prescribed by the Board’s guidelines on corporate governance.

•

As appropriate, use its sole authority to retain and terminate any search firm to be used to identify director candidates, including its sole authority to approve the search firm’s fees and other retention terms.

•	Select, or recommend that the Board select, the director nominees for the next annual meeting of shareholders.

•	Consider director nominees recommended and properly submitted by the Company’s shareholders in accordance with the Committee’s Shareholder Recommendations Policy.

•

Annually evaluate the performance of the Company’s Chief Executive Officer, annually oversee evaluation of the performance of the Board and the Company’s management and provide a report with respect to this performance to the members of the Board, together with recommended performance enhancements.

•

Periodically assess the Board’s meeting schedule and evaluate the effectiveness of meeting agendas. Subsequently prepare recommendations to the Chairman of the Board and Chief Executive Officer regarding suggested modifications in the schedule of Board meetings and suggested topics to be covered at future meetings.

•	Conduct an annual performance evaluation of the Committee.

B-1

MEETINGS

The Nominations and Corporate Governance Committee will set its own schedule and will meet periodically, but not less frequently than at least one (1) time each year. The members of the Committee may invite the Chief Executive Officer or any other person to attend meetings as appropriate and consistent with this charter.

MINUTES

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS

The Committee will report to the Board on a periodic basis and make such recommendations with respect to any of the above matters as the Committee deems necessary or appropriate.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board.

DELEGATION OF AUTHORITY

The Committee may form and delegate authority to subcommittees when appropriate.

B-2

EXHIBIT C

WILLIAMS-SONOMA, INC.

AUDIT AND FINANCE COMMITTEE CHARTER

(as amended and restated on March 20, 2009)

PURPOSE

The Audit and Finance Committee (the “Committee”) is created by the Board of Directors (the “Board”) of Williams-Sonoma, Inc. (the “Company”) to:

•	Oversee:

•	the integrity of the financial statements of the Company;

•	the qualifications, independence, performance and retention of the Company’s independent registered public accounting firm (“independent auditor”);

•	the performance of the Company’s internal audit function; and

•	compliance by the Company with legal and regulatory requirements;

•	Prepare the Committee report that the Securities and Exchange Commission (the “SEC”) rules require to be included in the Company’s annual proxy statement; and

•	Review the financial impact of selected strategic initiatives of the Company, and review and recommend for Board approval selected financing, dividend and stock repurchase policies and plans.

COMPOSITION

The Committee shall be comprised of not less than three independent members of the Company’s Board. Subject to the foregoing, the exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board. Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Committee shall be appointed by the Board on the recommendation of the Nominations and Corporate Governance Committee. Committee members may be replaced by the Board. Unless a Chair is appointed by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC. Each member of the Committee must be financially literate, as such qualification is interpreted by the Company’s Board, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise, as the Company’s Board interprets such qualification in its business judgment.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

•

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of (including resolution of disagreements between management and the independent auditor regarding financial reporting) any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services. The independent auditor shall report directly to the Committee.

•

The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms for those services) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which services are approved by the Committee prior to the completion of the audit.

•

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

•

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

•

The Committee shall make regular reports to the Board, which reports shall include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the internal audit function, and any other matters that the Committee deems appropriate or is requested to be included by the Board.

•

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee’s own performance.

In addition to the responsibilities outlined elsewhere in this Charter, the Committee shall perform such other specific functions as the Company’s Board may from time to time direct, and make such investigations and reviews of the Company and its operations as the Chief Executive Officer or the Board may from time to time request.

The Committee shall:

Financial Statement and Disclosure Matters

•

Review and discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC.

•

Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the review of (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; and (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements.

•	Review and discuss quarterly reports from the independent auditor on:

•	All critical accounting policies and practices to be used.

•

All alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

•	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•

Review with management the Company’s earnings press releases, including the proposed use of any “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to investors. Such review may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•

Review with management and the independent auditor the effect on the Company’s financial statements of regulatory and accounting initiatives as well as off-balance sheet arrangements, contractual obligations and contingent liabilities and commitments.

•

Review with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•

Review with the independent auditor the matters required to be discussed by relevant PCAOB and SEC requirements relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response thereto, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•

Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

•	Review and evaluate the lead partner of the independent auditor team.

•

Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) all relationships between the independent auditor and the Company (for purposes of assessing the auditor’s independence). Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

•

Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	Set clear policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

•	Consider discussing with the national office of the independent auditor material issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

•	Review the appointment and replacement of the senior internal auditing executive.

•	Review the significant reports to management prepared by the internal auditing department and management’s responses and subsequent follow-up on the responses.

•	Review with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Oversight of the Company’s Information Technology Systems to Support the Company’s Internal Controls

•

Review with the senior information technology executive and the Company’s Chief Financial Officer at least once each year the sufficiency of company systems to support effective internal controls and any recommended changes in the information technology department’s priorities and projects planned for improving such systems.

•	Review reports to management, if any, prepared by the Company’s information technology department relating to systems’ integrity and security, and subsequent follow-up on the responses.

Compliance Oversight Responsibilities

•	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (relating to audit discoveries of illegal acts) has not applied.

•

Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct and Ethics Policy. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct and Ethics Policy.

•

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Oversight of Strategic Initiatives

•	As it deems appropriate, review the estimated financial impact on the Company of selected proposed strategic initiatives.

Dividend Policy and Share Repurchases

•	As it deems appropriate, review and approve dividend policies developed by management, and recommend for approval by the Board dividend payments to be made to the Company’s shareholders.

•	As it deems appropriate, monitor and recommend to the Board the adoption, implementation and continuation of the Company’s stock repurchase programs.

Financings and Borrowings

•

As it deems appropriate, review the terms and conditions of material financing plans, including the issuance of securities or corporate borrowings, and make recommendations to the Board on such financings.

Qualified Legal Compliance Committee

•

Act as the Company’s Qualified Legal Compliance Committee (“QLCC”) for the purposes of internal and external attorney reporting under SEC rules. The Committee also shall establish procedures for confidential receipt, retention and consideration of any attorney report to the QLCC.

Limitation of Committee’s Role

•

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

•

It is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which the Committee receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

MEETINGS

•

The Committee shall keep regular minutes of its meetings. Meetings and actions of the Committee shall be governed by, and held and taken in accordance with, the provisions of Article III, Section 3.9 of the Company’s Restated Bylaws.

•	The Committee shall meet as often as it determines, but not less frequently than four times per year.

•

The Committee shall meet at least annually with management, the internal auditors, and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as committee members as may be determined by the Board in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board.

WILLIAMS-SONOMA, INC.

ANNUAL MEETING OF SHAREHOLDERS

Friday, May 22, 2009

9:00 a.m. (PDT)

Williams-Sonoma, Inc.

3250 Van Ness Avenue

San Francisco, California 94109

Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109	Proxy

This Proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of Williams-Sonoma, Inc. (the “Company”) hereby appoints W. Howard Lester and Patrick J. Connolly, and each of them (the “Named Proxies”), with full power of substitution to each, true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all shares of Common Stock of the Company held of record by the undersigned on March 27, 2009, at the 2009 Annual Meeting of Shareholders of the Company, to be held on Friday, May 22, 2009, at 9:00 a.m. (Pacific Daylight Time) at 3250 Van Ness Avenue, San Francisco, California 94109, and any adjournments or postponements thereof.

This Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted “FOR” the election of the named directors, “FOR” Proposal 2 and “AGAINST” Proposal 3.

(Please date and sign on reverse side.)

COMPANY #

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named

proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/wsm Use the Internet to vote your proxy until 12:00 p.m. (PDT) on May 21, 2009.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (PDT) on May 21, 2009.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò  Please detach here  ò

The Board of Directors recommends a vote “FOR” the election of the named directors, “FOR” Item 2 and “AGAINST” Item 3.

1. Election of Directors	01 W. Howard Lester 02 Adrian D.P. Bellamy 03 Patrick J. Connolly	04 Adrian T. Dillon 05 Anthony A. Greener 06 Ted W. Hall	07 Michael R. Lynch 08 Richard T. Robertson 09 David B. Zenoff	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2010	☐	For	☐	Against	☐	Abstain

3.   A shareholder proposal recommending that the Board adopt a policy to appoint, whenever possible, an independent director who has not previously served as one of our executive officers to serve as Chairman

	☐	For	☐	Against	☐	Abstain

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION “FOR” THE ELECTION OF THE NAMED DIRECTORS, “FOR” PROPOSAL 2 AND “AGAINST” PROPOSAL 3. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO THE DATE SPECIFIED IN THE PROXY.

Address Change? Mark box ☐ Indicate changes below.	NOTE: When stock has been issued in the name of two or more persons, all should sign. When signing as attorney, administrator, trustee or guardian, give full title as such. A corporation should have the proxy signed by its president or other authorized officer, with the office held designated. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and Annual Report for the 2008 fiscal year furnished herewith.
Date , 2008

Signature(s) in Box Please sign exactly as your name(s) appears on this Proxy and return it in the enclosed envelope.